U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           FORM SB-2 - AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               NEWSGURUS.COM, INC.
                    (Formerly Annex Business Resources, Inc.)
             (exact name of registrant as specified in its charter)

                                     NEVADA

         (State or other jurisdiction of incorporation or organization)

                                      2741

            (Primary Standard Industrial Classification Code Number)

                                   98-0204280

                     (I.R.S. Employer Identification Number)
         5774 Deadpine Drive, Kelowna, British Columbia, V1P 1A3 Canada
              (Address of Registrant's principal executive offices)

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                   Vancouver, British Columbia, V6C 1T2 Canada
                            Telephone: (604)681-9588
                            Facsimile: (604)688-4933
            (Name, Address and Telephone Number of Agent for Service)


TWO MILLION UNITS OFFERED BY THE COMPANY AT $2.00 PER UNIT, EACH UNIT BEING COMPRISED OF ONE SHARE AND ONE WARRANT TO ACQUIRE ONE ADDITIONAL COMMON SHARE AT $2.00 PER SHARE FOR SIX MONTHS FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND AT $2.50 PER SHARE FOR THE PERIOD WHICH IS SEVEN TO TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND AN ADDITIONAL 194,600 SHARES OFFERED BY SELLING STOCK HOLDERS WHICH MAY BE SOLD IF THE COMPANY'S SHARES BECOME QUOTED ON THE NASD OTC BULLETIN BOARD


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------------------- ------------------ ------------------- ------------------------ -----------------

     TITLE OF EACH CLASS             AMOUNT             PROPOSED              PROPOSED             AMOUNT OF
        OF SECURITIES                 TO BE             MAXIMUM                MAXIMUM            REGISTRATION
       TO BE REGISTERED          REGISTERED (3)      OFFERING PRICE           AGGREGATE               FEE
                                                    PER SHARE (1)(3)    OFFERING PRICE (2)(3)

------------------------------- ------------------ ------------------- ------------------------ -----------------

Common Stock,                       4,194,600            $2.00               $8,389,200            $2,214.75
$0.001 par value

------------------------------- ------------------ ------------------- ------------------------ -----------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

(2) Assumes subscription for 2,000,000 shares at $2.00 per share and 2,000,000 shares at $2.50 per share on exercise of warrants.

(3) 194,600 of the shares being registered are held by selling shareholders. These shares will be sold at prevailing market prices and no proceeds will accrue to us.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.          REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
1.                Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                  Outside Front Cover of Prospectus


2.                Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of


3.                Summary Information and Risk Factors          Prospectus Summary; Risk Factors


4.                Use of Proceeds                               Use of Proceeds

5.                Determination of Offering Price               Determination of Offering Price


6.                Dilution                                      Dilution

7.                Selling Security Holders                      Selling Stockholders

8.                Plan of Distribution                          Plan of Distribution

9.                Legal Proceedings                             Legal Proceedings

10.               Director, Executive Officer, Management and   Management

11.               Security Ownership of Certain Beneficial      Principal Shareholders

12.               Description of Securities                     Description of Securities


13.               Interest of Named Experts and Counsel         Not Applicable


14.               Disclosure of Commission Position on          Disclosure of Commission Position on
                  Indemnification for Securities Act            Indemnification for Securities Act
                  Liabilities                                   Liabilities

15.               Organization within Last Five Years           Certain Relationships and Related
                                                                Transactions

16.               Description of Business                       Description of Business


17.               Management's Discussion and Analysis or       Plan of Operation

18.               Description of Property                       Description of Property


19.               Certain Relationships and Related             Certain Relationships and Related

20.               Market for Common Equity and Related          Shares Eligible for Future Sale


21.               Executive Compensation                        Executive Compensation

22.               Financial Statements                          Financial Statements


23.               Changes in and Disagreements with             Changes in and Disagreements with
                  Accountants on Accounting and Financial       Accountants on Accounting and Financial
                  Disclosure                                    Disclosure


PART II

24.               Indemnification of Directors and Officers     Indemnification of Directors and Officers

25.               Other Expenses of Issuance and Distribution   Other Expenses of Issuance and Distribution

26.               Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.               Exhibits                                      Exhibits

28.               Undertakings                                  Undertakings

                       INITIAL PUBLIC OFFERING PROSPECTUS

                               NEWSGURUS.COM, INC.

We are offering two million units at $2.00 per unit, each unit being comprised of one share and one warrant to acquired one additional common share at $2.00 per share for six months following the effective date of this registration statement and at $2.50 per share for the period which is seven to twelve months following the effective date of this registration statement.

Our current shareholders are offering 194,600 common shares which may be sold if our shares become quoted on the NASD OTC Bulletin Board.

We are offering these securities through our president, Mr. Chris Bunka, without the use of a professional underwriter. We will not pay commissions on stock sales. In the event we elect to engage a professional underwriter, we will file an amendment to this prospectus disclosing terms of the engagement.


                 ----------------------------------------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                 ----------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 ----------------------------------------------

                              Offering Information

                                                       PER UNIT                     TOTAL
                                                       --------                     -----

Initial public offering price                          $2.00                   $4,000,000
Underwriting discounts/commissions                     $0.00                           $0.00
Estimated offering expenses (1)                        $0.00                           $0.00
Net offering proceeds to Newsgurus.com, Inc.           $2.00                   $4,000,000 (1)(2)(3)


(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $100,000. We will pay these expenses.


(2) Does not include any proceeds which we may receive on the exercise of warrants.

(3) Does not include the 194,600 shares being offered by our shareholders as all proceeds will accrue to those shareholders.

The date of this Prospectus is September 11, 2000

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................4
SUMMARY FINANCIAL INFORMATION.....................................................................................5
RISK FACTORS......................................................................................................6
   Our offering is not subject to a minimum subscription and we might not raise enough funds to implement our business plan..................................................................................................6
   Our financial statements have been prepared using generally accepted accounting principles applicable to a going concern..................................................................................................6
   We have a very limited operating history upon which you can evaluate our business..............................6
   We may be unable to attract enough contributing writers to provide content for our website.....................6
   The ownership of our common shares is concentrated in the hands of management and in the hands of contributing editors...........................................................................................6
   Certain content on our website is available in other formats or at other websites..............................6
   We are competing with larger established sites.................................................................7
   Many of our competitors have established collaborative relationships with other web content providers..........7
   We are not computer or telecommunication experts and rely on third parties for service and assistance..........7
   Our chosen areas of providing expert advice are subject to frequent changes....................................7
   We are a start up company and are more susceptible to capital shortfalls than more established companies.......7
   Our success is dependent on our ability to retain key personnel................................................7
DILUTION..........................................................................................................8
USE OF PROCEEDS...................................................................................................9
CAPITALIZATION...................................................................................................10
DESCRIPTION OF BUSINESS..........................................................................................11
   Our Principal Products, Services and Markets..................................................................11
   Distribution Methods of our Products and Services and Website Development.....................................13
   How Our Business Will Generate Revenue........................................................................15
   Competitive Business Conditions and Our Competitive Position in the Industry..................................17
   Competitive Analysis..........................................................................................19
   Names and Credentials of Principal Suppliers of Content on Our Website........................................20
   Estimate of the Amount Spent During Each of the Two Last Fiscal Years on Research and Development Activities..23
   Number of Total Employees and Number of Full Time Employees...................................................23
   Material Contracts............................................................................................23
   Reports to Security Holders...................................................................................25
PLAN OF OPERATION................................................................................................26
DESCRIPTION OF PROPERTY..........................................................................................28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................29
EXECUTIVE COMPENSATION - REMUNERATION OF DIRECTORS AND OFFICERS..................................................30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................31
LEGAL PROCEEDINGS................................................................................................32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................32
DETERMINATION OF OFFERING PRICE..................................................................................34
PLAN OF DISTRIBUTION.............................................................................................35
SELLING STOCKHOLDERS.............................................................................................36
DESCRIPTION OF SECURITIES........................................................................................37
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................38
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................39
LEGAL MATTERS....................................................................................................39
EXPERTS..........................................................................................................39
INTEREST OF NAMED EXPERTS AND COUNSEL............................................................................39
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................40
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................45
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................45
RECENT SALES OF UNREGISTERED SECURITIES..........................................................................45

                               PROSPECTUS SUMMARY


Our address and telephone number:      Suite 5774 Deadpine Drive, Kelowna, British Columbia, V1P 1A3  Canada;
                                       (250)765-6424.

Our State  and date of  organization   We were incorporated pursuant to the provisions of the General Corporation Law of the State of Nevada on May 16, 1997.

Key aspects of our offering:           *    We are offering 2,000,000 units at $2.00 per unit.

                                       *    Each unit is comprised of one share and one warrant to purchase one additional share at $2.00 per share for six months following the effective date of our prospectus and at $2.50 per share for the period which is seven to twelve months following the effective date of our prospectus.


                                       *    We seek to become an internet based media company providing expert opinion and information in the areas of money, health and lifestyle.

                                       *    We will offer both free and fee-based content within a community interface that builds loyalties from users and encourages e-commerce at our website.


                                       *    Our offering is not subject to any minimum subscription and we may require more money to execute our business plan.


                                       *    Our offering expires twelve months from the effective date of this prospectus. The offering may be extended for an additional 90 days in our discretion.


Key aspects of the offering by         *    194,600 shares are being offered by selling shareholders.
selling shareholders

                                       *    Sales by selling shareholders will only be made if, as and when our shares are quoted on the NASD OTC Bulletin Board.

                                       *    All proceeds from these sales will be received by the selling shareholders.


                          SUMMARY FINANCIAL INFORMATION


The table below contains certain summary financial data from our audited financial statements for the years ended June 30, 2000 and 1999.


                                INCOME STATEMENT:


                                                          June 30, 2000          June 30, 1999
                                                            (Audited)              (Audited)
Revenue                                                     $3,000.00                  --
Expenses                                                  $187,580.00                $235.00
Net Income (loss)                                        $(184,580.00)              $(235.00)
Basic Earnings (loss) per share                                $(0.03)                $(0.01)
Weighted Average Number of Shares Outstanding            6,506,278              7,000,000


BALANCE SHEET (at end of period)

Total Assets                                              $190,400.00                  --
Total Liabilities                                         $123,540.00                  --
Total Shareholders Equity (Net Assets)                     $66,860                  $(235.00)
Net Income (loss) per share on a fully diluted basis           $(0.03)                $(0.01)


                                  RISK FACTORS


In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our common stock. A purchase of our common stock is speculative in nature and involves numerous risks. No purchase of our common stock should be made by any person who cannot afford to lose his or her entire investment.

Our offering is not subject to a minimum subscription and we might not raise enough funds to implement our business plan.
--------------------------------------------------------------------------------
The use of proceeds section in this prospectus describes how we propose to implement our business plan in the event we raise $9,000,000, $4,000,000, $2,000,000 or $500,000. $2,000,000 is the realistic minimum required to execute our business plan. In the event we raise less than this amount, we may only be able to maintain current operations until additional funding is obtained. It additional funding is not obtained, our business may fail resulting in the loss of your investment.

Our financial statements have been prepared using generally accepted accounting principles applicable to a going concern.
--------------------------------------------------------------------------------
We will not remain a going concern without additional capital. This accounting treatment contemplates the realization of assets and liquidation of liabilities in the normal course of our business. However, we have no current source of revenue. Without additional capital, it is unlikely that we will be able to continue as a going concern.

We have a very limited operating history upon which you can evaluate our business.
--------------------------------------------------------------------------------
We have never operated a website for the purposes of soliciting e-commerce and our financial statements reflect a short operating history. There is no operational track record for you to use as guidance in determining whether our shares are a good investment.

We may be unable to attract enough contributing writers to provide content for our website.
--------------------------------------------------------------------------------
Our possible inability to develop exclusive content on our website could have a negative impact on our profitability. Exclusive content on our website will be a key selling feature. If we fail to develop exclusive content, we may not be able to attract enough subscribers or advertisers to make our website profitable.

The ownership of our common shares is concentrated in the hands of management and in the hands of contributing editors.
--------------------------------------------------------------------------------
This concentration gives current management strong control over our affairs and business decisions. Management may encourage corporate decisions which are in management's best interests and not necessarily in the best interests of minority shareholders.

Certain content on our website is available in other formats or at other websites.
--------------------------------------------------------------------------------
We believe that exclusive content at our website from our contributing editors will prove to be attractive to advertisers and subscribers who will be our primary sources of revenue. However, some of the content at our website will be available elsewhere free of charge and we may be unable to attract subscribers to our site.

We are competing with larger established sites.
-----------------------------------------------
Our competition includes websites such as the Street.com, Stockgroup.com, CNBC.com and Reuters.com. These websites which provide primarily investment advice may have contributing writers with greater experience or name recognition than our contributing editors and writers. We may not be able to attract sufficient subscribers or advertisers to generate a profit if our contributing writers are not as well recognized as those of our competitors.

Many of our competitors have established collaborative relationships with other web content providers.
--------------------------------------------------------------------------------
We have not yet established any significant collaborative relationships with other web content providers. Accordingly, our competitors receive links and referrals from many websites which we may not be able to access as a result of the existing relationships. This could have a negative effect on our ability to grow our revenues.

We are not computer or telecommunication experts and rely on third parties for service and assistance.
--------------------------------------------------------------------------------
We have a limited ability to trouble shoot problems with our website or our in house computer system. In the event of serious technical problems with the functioning of our website, we will need to rely on third party service providers which may result in unacceptable time delays and the loss of long term revenue from our website.

Our chosen areas of providing expert advice are subject to frequent changes.
----------------------------------------------------------------------------
Expert opinion on the areas of money, health and lifestyle are subject to changes in consumer tastes and changing economic factors. The ability of our contributing editors to accurately judge trends and changes in consumer tastes will have a strong influence on our ability to develop a loyal clientele and to generate revenues.

We are a start up company and are more susceptible to capital shortfalls than more established companies.
--------------------------------------------------------------------------------
Because we are a start up company, our failure to quickly generate significant revenue or to attract additional equity investment could result in the sudden failure of our business. More established businesses are often granted leniency and larger payment times by suppliers and trade creditors. Start up ventures are often given very unflexible terms on which to do business which can result in critical conditions arising quickly and without remedy.

Our success is dependent on our ability to retain key personnel.
----------------------------------------------------------------
Our business plan has been developed by our President. Our success is dependent on our ability to retain his services. Our President is the driving force behind the development of our business plan. The loss of our President's services would severely impact our ability to execute our business plan and would likely result in the failure of our business.

                                    DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


As of June 30, 2000, our net tangible book value was $66,860 or $0.01 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 2,000,000 units of common stock offered through this prospectus (at an initial public offering price of $2.00 per unit, and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of June 30, 2000, would have been $4,066,860 or $0.36 per share. This represents an immediate increase in net tangible book value of $0.35 per share to existing shareholders and an immediate dilution of $1.64 per share to investors in this offering. The following table illustrates this per share dilution:

     Public offering price per share                                      $2.00

     Net tangible book value per share before offering                    $0.01

     Increase per share attributable to new investors                     $0.35
                                                                          -----

     Dilution per share to new investors                                  $1.64
                                                                          =====

We may be unable to sell the maximum of 2,000,000 units being offered under this prospectus. In the event we sell only 10% or 200,000 units of the offering, dilution would be $1.94 per share to investors in this offering. In the event we sell only 25% or 500,000 units of the offering, dilution to investors will be $1.88 per share. In the event we sell only 1,000,000 units or 50% of the offering, dilution to investors will be $1.79 per share. In the event we sell 75% or 1,500,000 units of the offering, dilution to investors will be $1.71 per share. It is possible that we will be unable to sell any shares under this offering.


---------------------------------------- -------------------------------------- --------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
---------------------------------------- -------------------------------------- --------------------------------------

               9,290,000                               $198,175                                 $0.02

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

        NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
          A MAXIMUM OFFERING                  RECEIVED FOR MAXIMUM SHARES        PER SHARE AFTER A MAXIMUM OFFERING

---------------------------------------- -------------------------------------- --------------------------------------

              11,290,000                              $4,198,175                                $0.37

---------------------------------------- -------------------------------------- --------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

----------------------------- --------------------------------- -------------------------------- ----------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
----------------------------- --------------------------------- -------------------------------- ----------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

New Investors                   2,000,000              18%         $4,000,000          95%            $2.00

----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

Existing Shareholders           9,290,000              82%           $198,175           5%            $0.02

----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

                                 USE OF PROCEEDS


We are attempting to raise a maximum of $9,000,000. This maximum would only be raised if we are able to sell all 2,000,000 units at $2.00 per unit and all warrants which form part of the units are exercised at $2.50 per share. In the event we do not raise the maximum proceeds, management will be required to allocate funds available among the items with the highest priority. The following chart demonstrates our proposed use of proceeds in the event that we raise $9,000,000, $4,000,000, $2,000,000 or $500,000. Brief descriptions follow the chart discussing what adjustments will be made to our business plan in each of these scenarios.



----------------------------------------- -------------------- -------------------- ------------------- ------------------
                                          ALLOCATION OF        ALLOCATION OF        ALLOCATION OF       ALLOCATION OF
DESCRIPTION OF USE OF PROCEEDS            PROCEEDS IF          PROCEEDS IF          PROCEEDS IF         PROCEEDS IF
                                          $9,000,000 IS        $4,000,000 IS        $2,000,000 IS       $500,000 IS
                                          RAISED               RAISED               RAISED              RAISED
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Offering costs; Legal and Accounting             $400,000            $250,000             $150,000             $50,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Website Development                            $1,900,000          $1,300,000             $600,000            $150,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Computer Software                                $750,000            $300,000             $200,000             $25,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Computer Hardware                                $750,000            $350,000             $200,000             $50,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Marketing                                      $3,400,000            $900,000             $400,000             $75,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Administration                                   $500,000            $300,000             $150,000             $50,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
Salaries                                       $1,000,000            $450,000             $200,000             $75,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
General                                          $300,000            $150,000             $100,000             $25,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------
TOTAL                                          $9,000,000          $4,000,000           $2,000,000            $500,000
----------------------------------------- -------------------- -------------------- ------------------- ------------------



If $9,000,000 is raised, we expect to be able to execute our business plan rapidly and completely. Advanced new features will be built into our website, including full audio and video broadcasting capabilities, wireless delivery methods and advanced search and data functions. New hardware including web servers, communications devices, and office systems will be purchased in anticipation of a large volume of user traffic. A full marketing budget is proposed to draw a large number of members to the site and to establish our brand across different traditional media. This will include the launch of a print based NewsGurus magazine. Administration costs assume the addition of executive management. Personnel would be hired to deal with the rapid growth expected as a result of the advanced technology systems and aggressive marketing campaign.

If $4,000,000 is raised, offering costs including legal and accounting would be reduced. Website development would be scaled back through slightly reduced functionality that would impact some of the most advanced features at our website. Computer software purchases would be cut through reduced reliance on artificial intelligence systems and less advanced communications systems. Hardware purchases would also be reduced to a level expected necessary from the reduced traffic flow due to the scaled-down marketing campaign. Marketing would be cut to preclude the Company launching a NewsGurus magazine. Administration costs are reduced to reflect the addition of only two additional senior management personnel. General expenses are cut sharply to reflect only one office instead of the two that would be established with higher funding levels. We should still be able to execute our business plan even though risks increase due in part to the longer time period required to advance our plan, and the slightly reduced abilities of the website and the marketing plan.

If $2,000,000 is raised, there will be substantial cuts in all budgets. This is the lowest funding level at which we believe we can execute our business plan. Website development will be affected by the cut in additional functionality. We would not be able to independently produce our own video content but would instead have to partner with other firms. Some wireless transmission capabilities would be lost at this level. The budget for computer software would preclude all but the most rudimentary artificial intelligence systems. More modest levels of hardware purchases will also hamper our ability to communicate remotely with our content providers. The marketing budget is cut to a minimum level that still provides us with a chance of generating enough public interest to deliver profitable levels of traffic. Administration expenses assume that only one additional full-time senior executive can be hired. General expenses are reduced through keeping leased office space to a minimum.

If $500,000 is raised, we will be unable to execute our business plan. Offering costs are the absolute minimum required to meet accounting and legal obligations. Website development is reduced to an incremental improvement from the existing site with no capability to design and complete a new site. Computer software purchases are limited to basic web and office requirements and hardware purchases are the minimum sufficient to allow a basic level of operations. The marketing budget is eliminated for all but the most basic trade show participation and partnered advertising. This will result in minimal traffic flow at the website. There would be no room in the budget to hire additional management. Salaried employees would include only one or two support staff. General expenses assume that existing modest operating expenses are carried forward. At this level of funding we would concentrate on our continued existence and attempting to acquire additional funding from other sources.

                                 CAPITALIZATION


The following table sets forth our capitalization as of June 30, 2000.



                                                                 ACTUAL
Convertible Loan                                                 $100,000.00


Stockholders' Equity:
Common stock, $0.001 par value;

Authorized 50,000,000 common shares and
25,000,000 preferred shares, issued and
outstanding 9,290,000 shares                                       $9,290.00

Subscription funds received                                       $50,000.00
Additional paid-in capital                                       $192,885.00
Deficit accumulated during the development period                $182,315.00
Total stockholders equity                                         $66,860.00
Total Capitalization                                             $166,860.00

                             DESCRIPTION OF BUSINESS


We were incorporated under the provisions of the General Corporation Act of the State of Nevada on May 16, 1997 as Annex Business Resources, Inc. We changed our name to Newsgurus.com, Inc. on February 4, 2000. We have not undergone any bankruptcy, receivership or similar proceedings. Until our acquisition of Newsgurus.com, we were a blank check company and had not conducted business. We became a reporting company under the Securities Exchange Act of 1934 on November 20, 1999.

As directors of a blank check company, it was former management's mandate to seek out a business merger or acquisition. Our former directors, Mr. Devinder Randhawa and Mr. Ron Schlitt approached the principals of Gurus International Corp., a private Nevada company, to investigate the potential for a merger. After reviewing the business plan for Gurus International Corp. and interviewing Mr. Chris Bunka and Mr. Sudhir Khanna, our management decided to acquire Gurus International Corp. Mr. Bunka and Mr. Khanna were appointed directors of our company on November 20, 1999. Both Mr. Khanna and Mr. Bunka abstained from voting on the resolution by our board of directors to acquire Gurus International Corp. In consideration for selling us all of the issued shares of Gurus International Corp., Mr. Bunka and Mr. Khanna received 3,500,000 of our common shares. The primary assets we acquired are the URL www.newsgurus.com and the Newsgurus business plan. We acquired no liabilities.

The acquisition of Gurus International Corp. fulfilled our mandate as a blank check company and will eventually give Mr. Bunka and Mr. Khanna access to the public markets to finance the development of the Newsgurus business plan. No independent fairness opinion was obtained in connection with the acquisition of Gurus International Corp. The negotiations were conducted on an arm's length basis and resulted in the previous owners of Gurus International Corp. acquiring approximately 33.3% of our issued share capital.

Our Principal Products, Services and Markets
--------------------------------------------

NewsGurus.com is a source of customized information and opinion delivered by experts in their fields. The NewsGurus.com website will feature continuously updated, user-customized and exclusive content from writers, authors, celebrities, and analysts. Members will have extensive opportunities to purchase goods and services as future website modules are completed, including the health and wellness store that will offer over 14,000 products from over 150 different manufacturers. In the future, we intend to offer additional content, products and services as we implement additional modules under our lifestyles section.

NewsGurus is an internet-based consumer network that includes the customer-focused interactive website www.NewsGurus.com. The network will provide users with trusted content in the areas of money, health, and lifestyles. Tools and services to empower users to manage their every-day needs will also be provided through partnerships that enhance our brand. Network affiliates will include other Internet portals, on-line e-commerce sites, service oriented websites and traditional sources of news. Our agreement with HealthNet International Inc. is the first of these affiliate agreements.

Money, health, and entertainment decisions are made by individuals on a daily basis. NewsGurus.com has evolved from the need to build a community where members can express their changing information needs and have these needs addressed by recognized experts. NewsGurus will empower and educate through interactive, thought provoking, timely content. Rich content will provide an effective link between customers from various broadcast mediums and e-commerce.

With experts as contributors, we anticipate that NewsGurus.com will be a leading source of customized, concise, objective analysis of important events affecting everyday lives. Independent writers, authors, celebrities, and analysts will be recruited to become active contributors and shareholders, and to interact with members. The NewsGurus.com website will feature continuously updated, user-customized and exclusive content from these content providers.

NewsGurus.com intends to become a leading provider of exclusive content available over the Internet by capitalizing on the celebrity status of its writers. According to International Data Corp, at the end of 1998 there were 142 million Internet users around the world. By June 2000 there were over 170 million Internet users in Canada and the USA. International Data Corp. further projects that, in 2002, there will be 260 million people shopping for goods and services over the Internet and they will spend US $1.3 trillion. Demand for high quality content will remain strong. "Americans will spend $663.3 U.S. billion on media by 2003 - making this sixth largest industry in the United States larger than the food industry." (Veronis, Suhler & Associates)

NewsGurus.com plans to provide experts in several fields who are well known through prior business success in other media including the newsletter industry, book publishing and other print, audio and video media. The public, already familiar with these established writers in traditional media, should be comfortable interacting with such writers and journalists on the Internet.

A unique aspect of NewsGurus.com is that many contributing writers will have an equity position in our company. Traditional media journalists are not well compensated. Through equity ownership, NewsGurus.com expects to entice many well-known writers to produce exclusive content.

Not every writer is required to provide exclusive content. The strategy of exclusive content ensures that NewsGurus.com will always remain a unique site. Writers are encouraged to provide reprints of their existing publications at the NewsGurus site, and to charge a pay-per-view fee to members to access such content. This helps preserve the subscription value of publications to subscribers who are not members of NewsGurus.

The quantity of reprinted content at NewsGurus is not expected to equal the quantity of new content. Currently, of our database of over 900 archived articles, 93% are free articles; less than 1% are pay-per-view newsletters; and 6% are stock-specific pay-per-view articles. As the health, wellness, and lifestyle modules begin contributing content to the site, the ratio of restricted content is not expected to increase.

New content provided to NewsGurus will include commentary on all sectors in which NewsGurus is or will be active including investing and finance; health and wellness; and lifestyles.

Unlike other Internet sites that serve as de-facto archival sites of previously published work, NewsGurus.com will not function as a repository for stale content. These other Internet sites are good examples of how not to function on the Internet. Writers post their earlier-printed material to Internet users, offering little new value.

Successful Internet media companies are those that provide content especially crafted for the Internet audience, and where applicable, designed to complement e-commerce. Internet users need to be given reasons to return frequently to a content site. NewsGurus.com intends to publish new content on a continual basis. Although NewsGurus.com will accept previously published material as an archival service to its subscribers, it is new and exclusive material that will attract readers to NewsGurus.com.

Writers providing content in the your money segment will be successful investment newsletter editors and business journalists from well-known business and financial newspapers. Authors of best-selling books will also be invited to contribute regular articles. Corporate executives will offer valuable insight into their industries. Staff journalists employed by NewsGurus.com will provide members with financial market update information every 30 or 60 minutes during regular business hours.

Distribution Methods of our Products and Services and Website Development.
--------------------------------------------------------------------------

The goal of our website interface is to enable NewsGurus to cost-effectively distribute useful information to a broad range of users. Achieving effectiveness requires a strategy. Part of our strategy is to provide users with a rich menu of products and services.

With the Internet, there are no more captive customers. The effective organization will be one that develops a structure focused on the needs of its customers. It is the challenge of our website developers to bring this structure to life.

NewsGurus is establishing a web presence as quickly as possible. This will assist us to attract partners, members and content providers. It will also help us build revenue streams. The NewsGurus Website is being developed in three stages, beta version, stage one, and stage two.

The beta site was soft-launched in May, 2000. Users can become members for no fee. Notification of further site developments will be provided through e-mail. NewsGurus has not yet widely advertised or marketed the site although it is now operational.

Our content is categorized, searchable, and database driven. Our site has the capability to advertise, interact with users, and accept credit cards for subscription-based services, pay-per-view articles, or other product sales. Credit card clearing is achieved through the Bank of America. Our site is fully operational though it lacks the advanced features planned for the stage one and stage two sites. There are roughly 1,000 registered users at our beta site and as many as 10,000 hits have been registered in one day. The final major addition to the beta site will be the health and wellness content and store that is expected to be launched before the end of 2000. Distribution of the products offered for sale through the health store is achieved through a 100,000 square foot computerized fulfillment center located in Philadelphia, operated by a HealthNet International partner. Additional fulfillment centers are planned for Canada and the U.K.

A complete stage one site could be launched by the 1st quarter of 2001. This would increase functionality and fully implement a major upgrade to the NewsGurus website. With the upgrade, the NewsGurus site will be capable of withstanding increased traffic and e-commerce demands. It will implement a fully designed backend engine linking our databases with back office software. The capabilities offered by these systems should allow NewsGurus management and content providers to access our website from any remote location in the world. These features are integral to the NewsGurus business plan because they help to control overall costs of operation allowing NewsGurus to remain competitive within its sector. The successful construction and implementation of these systems will allow NewsGurus to become a company that has a minimum number of employees and the lowest possible operating costs. Stage one features will also add video and audio capabilities to the site, allowing content providers a greater dimension in producing their content. This will also allow users of the site the ability to receive information in the media of their choice. One of the final modules expected to be implemented in stage one design will be the addition of the lifestyles segment of NewsGurus, offering expanded content and e-commerce opportunities.

Stage two will likely not be launched before the 3rd quarter of 2001. It will be the final version of development that fully executes the NewsGurus business plan. Stage two uses the basic content modules built in the beta website and the powerful back-office and data management systems built in stage one to offer complete user personalization. Personalization will allow our users to order and use only that content that is of particular importance to them. NewsGurus members will be able to build individual user profiles that will allow our systems to construct personal on-line and even traditional hard copy magazines with content relevant to their needs. Advertising will be targeted specifically at the requested content. A key component of stage two design will be the implementation of wireless technology allowing users remote access to our content and e-commerce opportunities. Extensive interactive capabilities are an integral part of personalization, and as such the site will offer many opportunities for members to self-publish their comments and discussions, and to interact with our content providers. The features and services provided by the site will continue to grow with users' needs.

www.newsgurus.com will be an informative, dynamic, and fun Website to visit and use. Our guru-supplied content ensures that each visit will be informative. The site will be dynamic because it will encourage interactivity. Many sites do not recognize that the Internet is a two-way medium.

Most of the content available at our Website is free to all registered users in return for their provision of nothing more than simple personal information. While the no-cost content is designed to draw people to the Website, important value-added content is available to help the company generate revenue. As the site develops through subsequent phases, we will include written, audio, and video content.

The no charge content will include articles in all of the major NewsGurus-focused sectors: your money, your health, and your life. Staff writers will provide content on current headlines and trends. Corporate news releases will be available as will articles produced by guest Gurus. All registered users will also be able to access the categorized NewsGurus archives, containing the full wealth of information previously posted at NewsGurus.

In the your health section the vast majority of content will remain free of charge as the NewsGurus revenue model plans to leverage this content with the sale of products from our on-line health store that will offer over 14,000 products. NewsGurus will pursue other partnerships that could enable it to offer additional products and content in the lifestyles category.

How Our Business Will Generate Revenue.
---------------------------------------

There will be several tiers of service available only to paying members.

For $9.95 per month, users will have unlimited access to otherwise restricted Website content provided to NewsGurus from the your money content providers. They will also eventually receive a print subscription to the NewsGurus monthly magazine.

For $19.95 per month, users will enjoy benefits beyond those provided at the $9.95 monthly level. Most of these benefits will not be available until the implementation of stage one and stage two site development is complete. These will include free e-mail delivery of previously selected news stories as they are posted on the Website and the creation and delivery of a personalized newsletter or magazine. Users will also receive special offers from on-line merchandisers and discounts off the price of merchandise at the NewsGurus site as well as at any affiliate Website.

Members can also elect, beginning with the current beta version website, to simply purchase guru points for use with any pay-per-view articles or for the purchase of products. With the guru point system, members are not prompted to make a financial transaction every time they read an article. This would inhibit e-commerce and severely impact NewsGurus' profitability due to the effect that credit card transaction fees have on micro transactions of just $0.50, $1.00, or $2.00.

The guru point system was developed to meet the challenge posed by these concerns. Guru points are purchased less frequently, in minimum purchase quantities of $20.00 (2000 points). The financial transaction is made with the credit-card clearing company for $20.00. The points are then stored in a data bank accessible only by each individual user. These points are used to purchase individual articles or entire pay-per-view newsletters. When the guru point balance reaches zero, another purchase of points is required. Those members who become regular users are expected to adopt a monthly membership plan that will reward them with bonus points.

The NewsGurus e-commerce system and credit card verification system was designed by and is operated by the Bank of America.

The subscription and pay-per-view revenue stream is expected to be one of the smallest revenue streams at NewsGurus. The value in Internet content lies not in its individual resale value, but in the value realized when it is leveraged.

NewsGurus will leverage its content to produce revenue in several ways.

First, content will be amalgamated and offered in bulk for syndication to other websites. We are producing original, exclusive content or otherwise gaining rights to individually produced content. Part of the value of content lies in its exclusivity. NewsGurus will identify other websites wishing to purchase our content in bulk rather than trying to produce their own. Examples might include on-line financial services firms or financial websites that wish to differentiate themselves from others in a competitive market sector. One way they can do this is by offering content that is not widely available. NewsGurus will attempt to sell bulk content in each of the fields in which it operates, as it builds the respective modules at its website.

Our second revenue stream will come from the NewsGurus health store, where relevant content will draw the attention of members who may then enter a transaction to buy vitamins or other health products.

Our third revenue stream will come from relationships with on line vendors of products. NewsGurus will collect revenue from vendors for producing customized advertorial features designed to publicize a brand or product. This might include products such as apparel, food supplements or exercise equipment. NewsGurus will further leverage this content by establishing relationships only with those online vendors who offer a referral fee to NewsGurus each time a NewsGurus member completes a transaction with the partnered vendor.

In the course of facilitating e-commerce transactions and providing free content to members, NewsGurus will gradually build a large database of users. This will be leveraged to provide additional revenue streams that are expected to become the largest sources of our revenue over time. The best example of this is through direct marketing and advertising. Partnered vendors who wish to reach our members may provide those members with information on their own products. NewsGurus intends to become a marketing company that collects a fee from product vendors who are reaching a targeted audience.

Another specific source of revenue arising out of the your money section will come from companies who become corporate members of NewsGurus. For an annual fee, these companies will gain unlimited access to the NewsGurus content database. This excludes third party newsletter content reserved for paying subscribers. Corporate members will enjoy the benefits of offering NewsGurus members easy access through the URL to the corporate information available at their website.

Another form of marketing revenue arises from the assembly of a large member database at NewsGurus. Any company can engage NewsGurus to conduct a large traditional marketing campaign where NewsGurus can provide access to specified target markets. NewsGurus will never sell access to its member lists. NewsGurus will administer access to its lists and deliver corporate messages on behalf of paying corporate customers. This ensures that only those messages screened by NewsGurus are delivered to members and further ensures that such messages are appropriate for the users. Eventually, as the NewsGurus magazine is launched, NewsGurus will construct customized hardcopy magazines that are relevant to each user demographic. This allows our subscribers to receive only content they wish to receive, and further allows NewsGurus to achieve higher advertising revenue rates from those companies participating in targeted delivery of their messages to our user base.

We believe that our creation of a media-centered website complete with revenue from e-commerce, referrals, marketing, advertising, and content syndication will enable us to compete effectively within a growing market.

Competitive Business Conditions and Our Competitive Position in the Industry
----------------------------------------------------------------------------

On-line investing is one of the fastest growing segments of the Internet. Online investment activity jumped by 69% in the first quarter of 2000, according to U.S. Bancorp Piper Jaffray. "Online brokers added 2.5 million new accounts in the quarter, ending with 15.95 million, almost double the 8.49 million of a year ago. Assets rose 23.5%, or US $211 billion, to US $1.11 trillion". (Financial
Post)

There are various services available on the Internet that act primarily as content directories. An example is newsletteraccess.com. While newsletteraccess.com boasts over 5,000 newsletters available, it provides very little new content. Almost all material available at these sites is restricted to paying customers. What is available for free view to all is limited in scope.

Sites such as newsletteraccess.com are not competitors as they are not content providers. They are more accurately distributors of existing content usually produced for print media.

Competitors exist for each of the three main sectors of our focus, your money, your health and your life.

These competitors include TheStreet.com and MarketWatch.com when compared to NewsGurus - your money. They include WebMD.com and others when compared to NewsGurus - your health. And, they include Martha Stewart Omnimedia and Webzine.com when compared to NewsGurus - your life.

Each of these companies is far ahead of NewsGurus.com in terms of developing its own on-line brand and in acquiring readers or subscribers. Each of these companies is an Internet content provider.

"There are over 3.6 million websites around the world, with more than 4,400 new sites added every day. 2.2 million sites offer publicly available content, but only 850,000 of these are classified as active sites. Finally, only a little less than 8,000 or 0.2% of the universe of 3.6 million sites received paid-for advertising on a regular basis and therefore could be described as `ad-supported'". (eMarketer, 2000; OCLC Office of Research, 1999.) There are obviously a limited number of active, content-producing websites that make use of all available revenue streams.

There are four levels of competitors to NewsGurus.com.

The first are non-public company focus sites. These are smaller sites with a tight focus on a micro-segment of a larger market. They generally have a limited subscriber base, limited financial resources, little original material and little growth opportunity outside of their market niche. Unless backed by a corporate parent or by venture capitalists these private companies may not be able to raise the funds required to effectively compete in the marketplace. These are the most common types of site on the Internet but they are not true competitors to NewsGurus.com. Newsletteraccess.com is one of many examples. There is little brand awareness.

The second group are public company stock.com sites. These are the smallest niche-focused sites that enjoy the benefits of being public. A typical focus might be on several micro-segments of the financial markets. For example, resource, technology, and internet stocks might be the focus of one site. These sites generally have a relatively small but loyal user group and offer limited original content. The public company has limited revenue streams. Stockscape.com and Stockgroup.com are good examples. Stockscape.com had revenue of $1.2 million in 1999. Stockgroup.com had revenue of $1.9 million in 1999 (Source: Edgar). These companies are beginning to build their brands.

Competitors in the stock.com category will affect only the your money section of NewsGurus. They do not compete with the your health or your life sections.

It is expected that private companies wanting to duplicate the NewsGurus business model will face a six-to-twelve month competitive disadvantage as NewsGurus will have already secured contracts with many of the available established content providers.

As NewsGurus signs exclusive contracts with more feature writers, its potential competition diminishes. There is a finite group of celebrity-style writers from which to develop media sites.

Most importantly, these competitors do not share our business model of amalgamating users with varying interests. NewsGurus will attempt to reach a far broader audience than the stock.com sites through its health & wellness and lifestyles sections. These broader modules are expected to attract a wider audience and enable the implementation of several revenue streams not available to sites with a narrower focus. We believe this is a crucial distinction.

The third group are public company specific-media sites. These are large companies that have been successful in raising capital and have built varying degrees of brand recognition. These sites have a broader focus and reach. Much of the content is original and not found at other sites. These companies enjoy diverse revenue streams derived in large part from advertising revenue as well as user fees. Examples here include TheStreet.com, CNET.com, and DrKoop.com. Other examples include sites spawned from traditional media sites such as MarketWatch.com, CNNfn.com and Bloomberg.com. Substantial brand awareness has been achieved.

Some competitors, such as TheStreet.com, require subscribers to pay a fee to view most of the content provided. This strategy is now seen as flawed. Recent employee layoffs in the industry "show the financial strain in producing original content for the Web." (New York Times, June 9,

2000) We believe that the business plans of some of our competitors are demonstrably weaker than our business plan.

Our business plan recognizes pay for content problems and our business model is built around primarily free content to registered members. The registration process provides NewsGurus.com with valuable marketing information that supports other revenue streams.

NewsGurus.com does face serious competition from this sector. The companies within this sector are often well-capitalized or are subsidiary companies of traditional media companies. They often have substantial brand-name recognition. NewsGurus.com will rely in part on the motivation of contributing writers to help it entice other writers from some of these competitors.

The fourth group are public company general media sites. These are the largest content providers on the Internet. These companies have successfully amalgamated content previously focused on several market sectors such as finance, investment, technology, health, news, sports, community news and others. Their dominance as the most active websites prove that the largest subscriber bases can only be supported by diverse content.

Revenue at these sites is diverse and includes banner ads, marketing, business-to-business agreements, co-branding, links, user fees, and others. Content is almost always exclusive and is designed to foster a sense of community among subscribers. These early competitors now have dominant brand recognition. If NewsGurus is capable of penetrating into the general media category it will face stiff competition.

In many important ways, including the diverse revenue streams and the reliance on exclusive content leveraged to support those revenue streams, management feels the NewsGurus business plan most closely resembles these larger competitors.

Competitive Analysis
--------------------

NewsGurus believes it is well positioned as a budding specific-media site. NewsGurus management believes that, if internet participation increases in line with independent forecasts, there is room for two or three additional general media sites in North America before the Internet is fully developed.

We believe we can aggressively compete against much larger companies because few competitors have built their business based on a model in which many of the content producers are owners in the company. We can place staff writers on equity incentive programs in the future, expanding our business plan as we attract journalists and writers. These writers may currently be working for NewsGurus competitors as well as for the traditional media.

NewsGurus aggregates content from a wide variety of writers, and has original content produced for it at low cost. We believe this plan will help us compete against larger, more established companies. The aggregation of content at low cost is the key.

Existing financial and media sites have ignored the natural competitive instincts shared by all successful people. Newsletter writers and journalists who have a choice of contributing to an effort that offers strong financial incentives should abandon other, less rewarding efforts.

We intend to establish an editorial advisory board that enforces the highest ethical and professional standards. The board will also have the ability to submit presentations to NewsGurus management and to our Board of Directors, thus influencing our strategic vision. This is why we have established a corporate structure that places great power and responsibility in the hands of our content providers. The advisory board is designed to give NewsGurus content providers control over their own destiny. This advantage is one that few public companies have been willing to grant.

Names and Credentials of Principal Suppliers of Content on Our Website
----------------------------------------------------------------------

The list of people who have agreed to provide content to our site is constantly changing. Writers will continually be recruited and are asked to sign non-disclosure agreements. A major effort to attract writers has not yet been made as we believe it is necessary to develop the website and tools that will make participation at NewsGurus compelling.

The contributing writers to our website are exempt from registration as investment advisors in the United States under section 80(b)-2(11)(d) of the Investment Advisors Act by virtue of them being publishers of financial publications of general and regular circulation. The contributing writers are also exempt under Canadian securities regulation from registration as investment advisors also by virtue of the fact that they are publishers or writers of financial publications of general and regular paid circulation.

Our contributing writers are under four year contracts to provide exclusive and/or non-exclusive articles for our website. Each of our contributing writers has subscribed and paid for units of our company consisting of common shares and warrants. The units were purchased by our contributing writers through private placements under Regulation S at prices ranging from $0.05 per share to $1.00 per share. All warrants for additional common shares are exercisable at $1.00 per share. The contributing writers who are currently under contract will receive no other compensation during the terms of their agreements with us other than the seed stock which they have already purchased. The following writers are under contract to provide us with content:

o    Chris Bunka
Mr. Bunka is the founder and President of NewsGurus.com, Inc. He has been the editor of Outsider's Overture newsletter since 1996 and has been widely quoted in The Globe and Mail, The Financial Post, Canadian Business, The Prospector, Planning For Profits, Stox Magazine, Bull & Bear and other periodicals. He has appeared on television on the CBC network, Global's Prime network and a syndication of over 100 US local stations. He gives weekly radio commentary on CKWX radio in Vancouver and previously on CKNW radio. Mr. Bunka is the author of the book, "The Outsider's Guide to Speculative Stocks," and has been a public speaker in every major city in Canada.

o    CanStock
CanStock publishes four newsletters which are the most widely-read independently owned newsletters in Canada. Senior Editor Al Budai is a CGA. These publications have been widely quoted in the Canadian Press. Mr. Budai has also served as a radio talk-show host specializing in the area of investing and has appeared on national and local television.

o    Eric Dany
Mr. Dany has an MBA and has been investing for over 30 years. He is editor of The Prospector newsletter, a publication focused on mutual fund investing.

o    Andrew Davlin
Mr. Davlin was former Research Partner at Tucker Anthony and Hambrecht & Quist and was also an analyst/investment banker at New York Securities, Inc. Mr. Davlin has been a member of The New York Society of Security Analysts for over 30 years and is a longtime member of the Association for Investment Management and Research. He has followed aquaculture for 18 years. Mr. Davlin is founder and editor of The Davlin Report, first published in 1990.

o    Sudhir Khanna, P. Eng.
Mr. Khanna is our VP of Information Technology and a director. Mr. Khanna graduated in Systems Design Engineering in 1989 from the University of Waterloo. He has completed work for IBM and Proctor & Gamble. Mr. Khanna is the editor of eKhanna and has been quoted in The Prospector and consulted by reporters regarding various resource-related stories. He has been invited to speak at the Prospectors and Developers Association and at investment conferences. Mr. Khanna is a Professional Engineer.

o    Michael King
Michael King is the Director and Chief Economist of Princeton Research, Inc of Nevada, which specializes in economic analysis of public companies, equities, derivatives, and cash market trends throughout the world. He hosts a weekly live talk show "Not For Widows and Orphans" every Sunday in South Florida.

o    Vivian Lewis
Vivian Lewis enjoys a distinguished career as a freelance business journalist. She graduated from Harvard magna cum laude. She became bureau chief for the Brussels bureau of Business Week before working for The Economist and the Sunday Times of London. She worked in Washington first for the Joint Economic Committee and then for the Senate Foreign Relations Committee before taking positions with Euromoney and the Institutional Investor. In 1992 she founded and remains the editor for Global Investing, a monthly publication designed to help Americans with their international investments. Global Investing has been quoted in Barrons; Forbes; Connoisseur; Money: International Herald Tribune (Paris); Asian Wall St. Journal; and, many other publications.

o    Robert Macallister
Mr. Macallister has been the editor of Investors First since 1996 and has been quoted in Investors Digest of Canada, The Prospector, Bull & Bear and Dick Davis.

o    Jay Taylor

Mr. Taylor holds an MBA. He began working for Barclays Bank International in 1973. In 1981 he began publishing North American Gold Mining Stocks, one of the longest published newsletters in North America and one that has evolved to be known today as J Taylor's Gold & Technology stocks. Mr. Taylor resigned from the mining and metals department in the New

York office of ING - Bearings in August 1997 to work full-time as a consultant and journalist. He has been widely quoted throughout North America and is an international speaker.

o    Al Thomas
Mr. Thomas founded Security Dynamics Investment Corporation in 1965, an insurance holding company. In 1970 he co-founded and served as President of Real Life Estate, Inc. He later purchased a seat on the Chicago Open Board of Trade, which he subsequently sold in 1981. In 1984 he founded World Trading Group which grew to be the 7th largest introducing commodity brokerage firm in the US, and which was sold in 1992. Mr. Thomas is a public speaker, writer and author of the book, "If it Doesn't Go Up, Don't Buy It!"

o    Don Wilcox
Mr. Wilcox is currently employed in New York City as a currency trader.

o    William Thomson
Mr. Thomson is Chairman of the Siam Recovery Fund and Momentum Asia Ltd. He is a consultant to asset management companies and a writer on Asia economic trends. Mr. Thomson is former Vice president of Asian Development Bank, former Board Member Asian Development Bank and a former US Treasury official

We have contracts with contributing writers to provide exclusive and non-exclusive articles for our Newsgurus website. These contributing editors are also shareholders of our company. The sole compensation to be paid to our contributing writers over the four year term of their engagement is the share position which they have subscribed and paid for. The number of exclusive and non-exclusive articles our contributing writers are to produce and the number of seed stock units they have acquired is as follows:

                                 EXCLUSIVE          NON-EXCLUSIVE       COMPENSATION       STYLE OF EQUITY
NAME                   TERM      ARTICLES/WEEK      ARTICLES/WEEK       EQUITY UNITS       WARRANT
Bunka                  4 YR      2                  Variable              100,000                   C
Davlin                 4 YR      1                  0                      60,000                   B
Canstock               4 YR      7                  0                     360,000                   B
Wilcox                 4 YR      4                  1                     147,000                   B
Dany                   4 YR      5                  0                     148,500                   B
Taylor                 4 YR      4                  0                     125,000                   B
McAllister             4 YR      2                  2                     100,000                   C
Khanna                 4 YR      1                  3                     500,000                   A
Lewis                  4 YR      1                  4                     118,000                   B
Thompson               2 YR      0.5                1                      70,000                   A
TOTAL                            27.5               11                  1,728,500

Note: "C" warrants entitle the holder to purchase two shares for each warrant held. "B" warrants entitle the holder to purchase one share for each warrant held. "A" warrants entitle the holder to purchase one-half share for each warrant held. All warrants are priced at $1.00 per share.

We currently have 16 writers who have either signed content provision contracts with NewsGurus, or have entered casual agreements to provide content on an informal basis. Over 900 articles are available within the NewsGurus archives. Approximately 35 additional articles are presently posted each week.

Estimate of the Amount Spent During Each of the Two Last Fiscal Years on Research and Development Activities
--------------------------------------------------------------------------------


We had no material expenses in the fiscal years ending June 30, 1998 or June 30, 1999. Since June 30, 1999, we have incurred expenses of approximately $104,000 in the development of our website and business plan.


Number of Total Employees and Number of Full Time Employees
-----------------------------------------------------------


On April 1, 2000, we engaged Chris Bunka and Sudhir Khanna as full-time paid consultants. Mr. Bunka worked on the Newsgurus project without compensation from May, 1999 to March 31, 2000. Mr. Khanna worked full-time on the Newsgurus project without compensation from July, 1999 to March 31, 2000.

Beginning in November, 1999, the Company engaged the services of Nebular Research and Development Co. of Toronto, Canada. Nebular was chosen to construct the Newsgurus website under the direction of Sudhir Khanna. Nebular typically has four full-time persons devoted to the Newsgurus project. There are no other direct or indirect employees of the Company.

Over the next 12 months, we expect to hire as many as twelve persons in positions of direct employment, sub-contractual relationships, and full-time consultants. These positions will include but will not be limited to; Chief Operating Officer, computer programmers, secretarial and back-office personnel, editors and copy writers.


Material Contracts
------------------


We have two material contracts which we have entered into outside the ordinary course of business.

We are a party to a financing and management agreement dated March 1, 2000 which we entered into with Canalaska Ventures Ltd. of 626 West Pender Street, Mezzanine Floor, Vancouver, British Columbia, V6B 1V9 ("Canalaska").


Canalaska is a publicly traded company listed on the Canadian Venture Exchange under the trading symbol "CVV" and is also quoted on the NASD OTC Bulletin Board under the symbol "CVVLF". Canalaska is in the business of financing information technology and software development companies. Under the Financing Agreement, Canalaska has an option to finance the Company in three phases.


Canalaska has already completed Phase 1 financing of the Company by advancing the Company $100,000 as a loan convertible into shares of the Company at $0.25 per share. Completion of the Phase 1 financing has entitled Canalaska to 400,000 warrants exercisable into 400,000 common shares of the Company at $1.30 per share for two years expiring May 24, 2002. In the event Canalaska does not convert the Phase 1 financing into common shares of the Company, the loan of $100,000 will carry an interest rate of 7% per annum and is repayable on March 1, 2001.

Phase 2 financing is for a potential maximum of $440,000 at $0.40 per share which would result in the issuance of 1,100,000 common shares. Each share subscribed for under the Phase 2 financing earns Canalaska one warrant to acquire one additional common share of the Company at $1.30 per share for a two year period. To date, Canalaska has invested $100,000 of Phase 2 financing. The remaining balance of $340,000 is due to be invested in $50,000 increments every 30 days following approval of the financing agreement by the Canadian Venture Exchange. The financing agreement has been submitted to the Canadian Venture Exchange and approval is pending.

Upon completion of the Phase 2 investment, Canalaska will have earned the right to a 51% interest in a new joint venture company that is 49% owned by the Company, tentatively called EuroNewsGurus. This joint venture would seek to replicate the Newsgurus North American model if we are successful.


The Phase 3 financing contemplates Canalaska exercising all 1.5 million warrants which it receives in the Phase 1 and Phase 2 financings at $1.30 per share. This would generate additional investment in the Company of $1,950,000.


Funds provided in the Phase 1 and Phase 2 financings will be used to complete a beta version of the Company's website and to complete a full commercial version of the website and a suite of products and services. The Company will also use the funds to conduct marketing, sales and general operations of the Company to advance the business plan.


If Canalaska completes financing Phases 1, 2 and 3 in their entirety, the Company will issue an additional 3,000,000 common shares at an average price of $0.83 per share. These shares will be restricted from trading.


We are party to a software licensing agreement dated July 12, 2000 with Healthnet International Inc. of Suite 301, 1201 West Pender Street, Vancouver, British Columbia, Canada. Healthnet is the owner and developer of e-commerce business and data base application software solutions. Healthnet also operates an on-line health product store which allows consumers to make online health product purchases. We have been granted a non-exclusive world wide license to use Heathnet's software and documentation relating to the software. It is Healthnet's obligation to provide all hardware necessary for us to maintain a health product website. It is Heathnet's further obligation to install the required software and to provide a transaction processing system which will allow our customers to purchase health related products at our website. Healthnet is responsible for technical support of the system.

We are required to pay Healthnet an initial license fee of $35,000. We are also required to pay an annual renewal fee of $3,500. Healthnet earns royalties which are calculated as a percentage of gross monthly revenues for health product sales on our website. The royalty fees are as follows:

                MONTHLY SALES                         ROYALTY FEE AS % OF GROSS REVENUES
                -------------                         ----------------------------------
                 $0 to $5,000                                         9%
              $5,001 to $10,000                                       8%
              $10,000 to $15,000                                      7%
             in excess of $15,000                                     6%

We are also required to pay Healthnet marketing fees equal to 3% of quarterly sales. These proceeds are used for the collective marketing of the E-Health stores network. Our agreement with Healthnet is an important element of the your health module of our website.

Our agreement with eHealthStores delivers NewsGurus an online health and wellness store and resource center. eHealthStores has built a turn-key system that combines content, products, e-commerce, and customer service in a single package. As a licencee of the eHealthStores systems, NewsGurus will be able to offer its on-line users a modern health and wellness module at far lower cost and in a much more timely fashion than if it were to develop this system itself.

NewsGurus will eventually offer great synergies with the eHealthStore system by providing new, exclusive content in this sector in much the same way as it currently does at the NewsGurus website. It is the combination of exclusive content merged with revenue generating ecommerce opportunities that helps drive the NewsGurus business plan.

eHealthStores uses its existing technology and software to create new templates for NewsGurus, designed to simulate the appearance of the existing NewsGurus website. The software, hardware, technical design and support; and communications bandwidth is all provided by eHealthStores. To the retail user, it appears that they are present at the NewsGurus home website. Over 14,000 natural products are offered for sale. Warehouse to doorstep delivery is provided. A health magazine, news, related information, and excerpts from Nutrition & Healing Magazine are provided. There is an online health encyclopedia and users can look up potential drug interactions, warnings and information. And there are many other interactive tools and information resources.

The relationship with eHealthStores allows NewsGurus to effectively subcontract out the development, operations, and maintenance of the health and wellness module and introduces NewsGurus to this market segment rapidly and efficiently. NewsGurus expects this health and wellness module to be fully operational by the end of 2000.

The existence of the health and wellness module will provide NewsGurus with potential retail revenue streams. It will also enable NewsGurus to effectively recruit additional health and wellness experts and commentators to deliver their content and opinions to NewsGurus. This will further plans to become an important, centralized content aggregator.


Reports to Security Holders
---------------------------


We will send annual reports with audited financial statements to our shareholders. We are a reporting company and file reports with the Securities and Exchange Commission including Form 8K's, Form 10KSB's and Form 10QSB's.


Members of the public may read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Members of the public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding reporting issuers that file electronically with the SEC. Electronically filed reports may be viewed by visiting the SEC website at http://www.sec.gov. You may visit the Company's website at www.newsgurus.com.

                                PLAN OF OPERATION


Before our appointment of Chris Bunka and Sudhir Khanna as management in May and July, 1999, we had no operating history. Since the appointment of Mr. Bunka and Mr. Khanna, we have raised approximately $300,000 through private placements and begun construction of the Newsgurus.com website.

Our corporate operations commenced in May, 2000 with the launch of the www.newsgurus.com website which is now capable of processing customer transactions. This beta version website has substantial e-commerce capabilities allowing users to select and purchase specified content contained within the website database. This includes individual pay-per-view content, monthly subscriptions and user-selected personalized electronic magazines.

We will pursue partnerships and relationships with on-line companies that are interested in purchasing bulk quantities of our content for distribution to others. Wider distribution of content and material appearing at our website can help us increase revenues and raise awareness of the www.newsgurus.com website.

We intend to eventually publish a monthly magazine to be distributed by traditional methods such as newspaper inserts as a way of attracting a wider audience for our content. If successful, this will produce another revenue stream through magazine subscriptions and magazine advertising, while marketing our website. The goal of the magazine would be to popularize the content appearing at the website, and to promote the NewsGurus brand, while at the same time collecting revenue from magazine advertisers. We expect that some of the magazine readers will be attracted to participate at the www.newsgurus.com website to meet their needs of more timely content delivery.

We must raise additional capital in order to execute our business plan to the extent and within the timelines anticipated. We do not currently have sufficient funds to develop our business plan. We require $4 million in new equity in order to execute our business plan within the next 12 months. Our financial statements have been prepared using generally accepted accounting principles applicable to a going concern. We will not remain a going concern without additional capital. This accounting treatment contemplates the realization of assets and liquidation of liabilities in the normal course of our business. However, we have no current source of revenue. Without additional capital, it is unlikely that we will be able to continue as a going concern.

We can function at a reduced activity level for a period of 12 months based on funds already raised through our funding agreement with Canalaska. This reduced level of funding will not permit aggressive deployment of our business plan however it will allow basic operation of our website and corporate activities.

Continual development of our website is required. Ongoing development costs will be substantial and will be necessary in order for us to compete in the marketplace. For example, our beta version website requires manual database indexing of submitted content. Automated database index systems are available and will be implemented in future versions of the website. This is one of many features and systems that will make our website competitive within its marketplace.

If we raise sufficient funds, we expect to spend $1,500,000 on computer hardware and software, and $1,900,000 on website development. Computer hardware includes servers, routers and other communications equipment to house and distribute website content. Hardware is also required to facilitate seamless communications between content providers and the website. Computer software includes commercial software packages in the fields of communications, data management, database mining and automated database indexing.

Our projected website development costs of as much as $1,900,000 include costs of customized and proprietary code writing and project management costs. These initiatives are expected to result in an advanced website with extensive customer management and processing capabilities, user-friendly content submission features, data mining and list management tools, interactive content request features, artificial intelligence modules and audio and video streaming.

We are dependent on high traffic at our website. To this end it is in our best interests to build a useful and informative website that will attract initial interest from users, and continue to hold that interest over time.

We propose an extensive marketing program using both traditional and new media as our forums. If we are able to raise sufficient funds, we plan to spend $900,000 over the next twelve months on our marketing program. This will be sufficient to launch and operate a controlled circulation magazine that will market the NewsGurus website and brand, launch Internet-based marketing and awareness initiatives, conduct marketing campaigns using traditional media such as print and radio, and participate in investment conferences and trade shows as required.

On April 1, 2000, we engaged Chris Bunka and Sudhir Khanna as full-time paid consultants. Mr. Bunka and Mr. Khanna each currently devote more than 50 hours per week to our business.

In November, 1999, we engaged the services of Nebular Research and Development Co. of Toronto, Canada. Nebular was chosen to construct the Newsgurus website under the direction of Sudhir Khanna. Nebular has devoted four full-time employees to the development of our website. We have no other direct or indirect employees.

We expect to hire as many as twelve persons in positions of direct employment, sub-contractual relationships, and full-time consultants over the next 12 months. These positions will include a Chief Operating Officer, computer programmers, secretarial and back-office personnel, editors and copy writers.

                             DESCRIPTION OF PROPERTY


The Company maintains an office at 5774 Deadpine Drive, Kelowna, British Columbia, Canada. This office is provided on a rent free basis to the Company by its President, Mr. Chris Bunka. Currently, the Company's principal asset is its URL www.newsgurus.com and the intellectual property and publications comprising that website. The Company owns no other material properties.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides information regarding the beneficial ownership of our common stock as of June 30, 2000 by:

     * each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock,

     *    each of our directors and named executive officers, and

     *    all of our directors and executive officers as a group.

                            NAME AND ADDRESS                 AMOUNT AND NATURE              PERCENT
TITLE OF CLASS              OF BENEFICIAL OWNER              OF BENEFICIAL OWNER            OF CLASS
--------------              -------------------              -------------------            --------
$.001 Par Value             Christopher Bunka (1)            President and Director         33.10%
Common Stock                5774 Deadpine Drive              3,075,000 common shares
                            Kelowna, B.C.
                            V1P 1A3

$.001 Par Value             Sudhir Khanna (1)                Secretary and Director         11.03%
Common Stock                6407 Alderwood Trial             1,025,000 common shares
                            Mississauga, Ontario
                            L5N 6W9

$.001 Par Value             Devinder Randhawa                Former Director                5.38%
Common Stock                104 -1456 St. Paul Street        500,000 common shares
                            Kelowna, B.C.
                            VIY 2E6

$.001 Par Value             Management as a Group            4,050,000 common shares        49.51%
Common Stock

(1) Messrs. Bunka and Khanna hold options and warrants which entitle them to acquire an additional 600,000 and 450,000 of our common shares respectively.

Canalaska Ventures Ltd. has advanced us a convertible loan of $100,000. This loan is convertible into units of our company at $0.25 per unit. Each unit is comprised of one common share and one warrant to acquire one additional common shares at $1.30 per share for two years expiring May 24, 2002. Canalaska also has the right to subscribe for an additional 1,100,000 units at $0.40 per unit. Each unit is comprised of one common share and one warrant to acquire one additional common share at $1.30 per share for a two year period. As of the date of this prospectus, Canalaska has subscribed for 250,000 units at $0.40 per unit. The shares underlying these units have not yet been issued to Canalaska. Canalaska is a public company listed on the Canadian Venture Exchange.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our directors and principal executive officers are as follows:


NAME                           AGE           POSITION
----                           ---           --------

Christopher Bunka              39            Director, C.F.O. and President
Sudhir Khanna                  36            Director, Secretary


Biographical Information on our Officers and Directors:

CHRISTOPHER BUNKA, DIRECTOR AND PRESIDENT


Mr. Bunka was appointed a director of our company on November 20, 1999. Mr. Bunka is not a director of any other reporting companies.

From January to December, 1995, Mr. Bunka provided independent consulting, management and operational services to small private businesses. Since January, 1996 Mr. Bunka has been editor of Outsider's Overture publications which specialize in identifying economic trends in specific investment sectors. Mr. Bunka has been quoted in international publications and has written articles for several magazines.

Mr. Bunka's Outsider's Overture has been published monthly since August, 1996. It is a monthly newsletter delivered by mail. An annual subscription is US$119. Outsider's Overture covers economic and investment trends.

Mr. Bunka also published the Outsider's Overture Instant Alert from February, 1997 until November, 1999. This was an irregularly-published supplement designed to update subscribers on tumultuous international economic or market events. It was delivered either by fax or mail. It included a regular subscription to the Outsider's Overture and had an annual subscription fee of US$1,000.

Mr. Bunka has published the Outsider's Overture Tracker continuously since March, 1997. This is an e-mail delivered publication that also includes a subscription to Outsider's Overture and is available for an annual subscription of US$239. Roughly 50 issues of the Tracker are published each year and it offers short, single-page market updates.

In April, 1998 Mr. Bunka wrote and published "The Outsider's Guide to Speculative Stocks", a "how to" book designed to aid investors in building a logical approach to discovering temporarily undervalued investment sectors.

Since September, 1998, Mr. Bunka has presented weekly radio commentary on CKWX and CKNW radio in Vancouver and he has also appeared on local and national television.

SUDHIR KHANNA, DIRECTOR AND SECRETARY

Mr. Khanna was appointed a director of our company on November 20, 1999. Mr. Khanna also serves as a director of Latitude Minerals Corp., symbol "LTU" on the Canadian Venture Exchange.

Sudhir Khanna is a professional engineer. From January, 1992 until September, 1997, Mr. Khanna worked on the development of the policy framework in the areas of sewage biosolids, hazardous waste, and recycling for the Province of Ontario, Canada. He also modeled, evaluated and managed approximately 80 projects dealing with the Ontario recycling infrastructure with a budget of more than $20 million.

Since June, 1992, Mr. Khanna has also worked on various projects as an independent consultant with Procter & Gamble, Scarborough Board of Education, the Province of Ontario and IBM.

In January, 1997, Mr. Khanna launched The Resource Indicator, an investment publication covering the resource industry. Mr. Khanna is both the editor and the publisher of the newsletter, since renamed eKHANNA, and has been successful in increasing the newsletter's exposure by creating mutually beneficial partnerships with content providers. Mr. Khanna has spoken at investment conferences and has been quoted in resource related journals.

Mr. Khanna devotes approximately 50 hours per week to our business affairs.


There are no family relationships among the directors or executive officers of the Company.


No director or executive officer of ours has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer of ours has been convicted of a criminal offence or is the subject of a pending criminal proceeding. No director or executive officer of ours has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

No director or officer of ours has been found by a court to have violated a federal or state securities or commodities law.


         EXECUTIVE COMPENSATION - REMUNERATION OF DIRECTORS AND OFFICERS


Compensation received by officers, directors, and management personnel will be determined from time to time by our Board of Directors. Officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

We are party to two consulting and employment agreements both dated March 20, 2000. Under these agreements, we have contracted the services of C.A.B. Financial Services Ltd. and S.K.

Services Ltd. C.A.B. Financial Services Ltd. and S.K. Services Ltd. are private companies wholly owned by Mr. Chris Bunka and Mr. Sudhir Khanna, respectively.

Under the agreement with C.A.B. Financial Services Ltd., Mr. Bunka received fees of $2,500 per month since April 1, 2000. The agreement provides that Mr. Bunka's payments will increase to $5,000 per month at such time as we have raised a cumulative total of $1,000,000 in equity financing. This agreement also provides that Mr. Bunka is to receive 400,000 of our stock options which will vest over a three year period. The agreement also provides that Mr. Bunka may not compete against us in our chosen line of business during the term of his employment or for one year following his employment.

Under the agreement with S.K. Services Ltd., Mr. Khanna received fees of $1,750 per month since April 1, 2000. The agreement provides that Mr. Khanna's payments will increase to $3,500 per month at such time as we have raised a cumulative total of $1,000,000 in equity financing. This agreement also provides that Mr. Khanna is to receive 200,000 of our stock options which will vest over a three year period. The agreement also provides that Mr. Khanna may not compete against us in our chosen line of business during the term of his employment or for one year following his employment.

Other than as described above, none of our directors or officers receive any other compensation for their services. The salaries shown in the following table are for three months of fiscal 1999/2000 only.

------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
---------------------------------------------------------------------- -------------------------------------- ----------
                                         Annual Compensation                    Awards            Payouts
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
         (a)             (b)        (c)         (d)          (e)          (f)          (g)          (h)         (i)
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
                                                             Other                                               All
 Name and Principle                                         Annual       Restricted    Securities               Other
    Position                                                 Comp-         Stock       Underlying     LTIP      Comp-
                                     Salary       Bonus    ensation       Award(s)    Option/SARs   Payouts    ensation
                          Year        ($)          ($)       ($)            ($)           (#)        ($)         ($)
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
Chris Bunka,             1999/    7,500.00      $0.00        $0.00        $0.00       400,000       $0.00       $0.00
President and            2000
Director
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------
Sudhir Khanna,           1999/    5,250.00      $0.00        $0.00        $0.00       200,000       $0.00       $0.00
Secretary and Director   2000
------------------------ ------- ------------ ----------- ------------ ------------ ------------- ----------- ----------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


We acquired our Newsgurus.com URL and the business plan which we are developing from Gurus International Corp., a private Nevada company which was owned by Mr. Chris Bunka and Mr. Sudhir Khanna. Messrs. Bunka and Khanna were subsequently elected to the Company's board of directors and appointed President and Secretary respectively. Mr. Bunka and Mr. Khanna are responsible for developing the Company's business plan. Mr. Bunka owned 297,500 shares of Gurus International Corp. and Mr. Khanna owned 52,500 shares of Gurus International Corp. In consideration for selling these share positions to us, Mr. Bunka received 2,975,000 of our shares and Mr. Khanna received 525,000 of our shares.

Chris Bunka and Sudhir Khanna were appointed directors on November 20, 1999. Both Mr. Bunka and Mr. Khanna abstained from voting on the resolution by our Board of Directors to acquire Gurus International Corp. The acquisition of Gurus International Corp. was approved by our disinterested directors, Mr. Dev Randhawa and Mr. Ron Schlitt after reviewing the business plan for Gurus International Corp. and considering the experience of Mr. Bunka and Mr. Khanna in the investment newsletter industry.

The original director and promoter of our company was Mr. Devinder Randhawa. Mr. Randhawa owns 500,000 common shares or 5.5% of our issued share capital. Mr. Chris Bunka and Mr. Sudhir Khanna are the current promoters of our company.

We have contracts with contributing writers to provide exclusive and non-exclusive articles for our website. These contributing writers have acquired seed stock in our company and warrants to acquire additional shares of our company at $1.00 per share. The sole compensation to be paid to our contributing writers over the four year term of their engagement is the share position which they have subscribed and paid for. Additional details relating to the obligations of our writers to provide content and the share positions they have acquired is described under the description of business section of this prospectus.

We have no policy with respect to entering into transactions with members of management or affiliated companies. Any non arm's length transaction we consider will be reviewed and voted on by disinterested members of our board of directors.


                                LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


                                [Graphic Omitted]

There is no trading market for our common stock. There has been no trading market to date. Management has not discussed market making with any market maker or broker dealer. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price
------------

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

* that a broker or dealer approve a person's account for transactions in penny stocks; and

* the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

* obtain financial information and investment experience and objectives of the person; and

* make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

* sets forth the basis on which the broker or dealer made the suitability determination; and

* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Dividends
---------

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent
--------------


Our transfer agent is The Nevada Agency and Trust Company of Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.

                         DETERMINATION OF OFFERING PRICE

There is no public market for our common stock. The offering price of $2.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:


     *    Estimates of our business potential
     *    Our limited financial resources
     *    The amount of equity desired to be retained by present shareholders
     * The amount of dilution to the public * The general condition of the securities markets

We became a reporting company on November 20, 1999, the effective date of the registration statement on Form 10-SB which we filed with the Securities and Exchange Commission on September 21, 1999. Our common stock offered by the Selling Stockholders has already been issued by us, or will be outstanding after the exercise of options or warrants. The Selling Stockholders may from time to time sell their common stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. Our common stock may be sold directly or through brokers or dealers.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for 2,000,000 units at $2.00 per unit each unit comprised of one share and one warrant to acquire one additional common share at $2.00 per share for six months following the effective date of this registration statement and at $2.50 per share for the period which is seven to twelve months following the effective date of this registration statement. We propose to offer the units directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

* He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

* He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transaction in securities.

* He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

*    He will restrict his participation to the following activities:

     A. preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

     B. responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

     C. performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Our current shareholders are registering 194,600 of their shares for resale under this prospectus. These shares may be sold by our current shareholders only if our shares become quoted on the NASD OTC Bulletin Board. No sale of these shares will be conducted by our shareholders privately. In the event our shares are listed on the NASD OTC Bulletin Board, shareholders who sell shares will do so directly through their individual brokers and the proceeds from these sales will accrue to the individual shareholders.

                              SELLING STOCKHOLDERS


The following table shows the number of share common shares owned by our current shareholders, the number of shares they can acquire on the exercise of options or warrants and the number of shares they are registering for resale under this prospectus. Shareholders who hold a position or office with our company or who have held such a position in the past are noted in the table.

----------------------------------------------------------------------------------------------------------------
NAME OF STOCKHOLDER AND/OR OPTION       NUMBER            NUMBER OF              NUMBER OF           PERCENTAGE
HOLDER                                OF SHARES        SHARES ISSUABLE         SHARES BEING          OF COMMON
                                      CURRENTLY            UPON THE             REGISTERED             SHARES
                                        HELD             EXERCISE OF            FOR RESALE             OWNED
                                                          OPTIONS OR               UNDER              AFTER AN
                                                           WARRANTS                THIS             OFFERING OF
                                                                                PROSPECTUS           2,000,000
                                                                                                      SHARES
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Chris Bunka                             3,075,000            600,000                 N/A             23.14%
(President and Director)
----------------------------------------------------------------------------------------------------------------
Sudhir Khanna                           1,025,000            450,000                 N/A              7.71%
(Secretary and Director)
----------------------------------------------------------------------------------------------------------------
Dave Abercrombie                           62,500                N/A               6,250              0.47%
----------------------------------------------------------------------------------------------------------------
Agorot Ltd.                               218,000            118,000              21,800              1.64%
----------------------------------------------------------------------------------------------------------------
H. Roderick Anderson                        5,000                N/A                 500              0.04%
----------------------------------------------------------------------------------------------------------------
Canadian Gravity Recovery                  10,000                N/A               1,000              0.07%
(Harry Barr)
----------------------------------------------------------------------------------------------------------------
Francis Biscan                             20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Cal Bunka                                 145,000                N/A              14,500              1.09%
----------------------------------------------------------------------------------------------------------------
Gloria Czegledi                            20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Eric Dany                                 148,500            148,500              14,850              1.12%
----------------------------------------------------------------------------------------------------------------
Andrew Davlin                              60,000             60,000               6,000              0.45%
----------------------------------------------------------------------------------------------------------------
Navdeep Dhaliwal                           10,000                N/A               1,000              0.07%
----------------------------------------------------------------------------------------------------------------
Mandeep Dhaliwal                           10,000                N/A               1,000              0.07%
----------------------------------------------------------------------------------------------------------------
Chris Dougans                              20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Valerie Dougans                            20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Irene Dougans                              20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Shamila Gupta                              40,000                N/A               4,000              0.30%
----------------------------------------------------------------------------------------------------------------
Susan Herunter                             20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Samir Khanna                               20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Cheryl A. Lane                            100,000                N/A              10,000              0.75%
----------------------------------------------------------------------------------------------------------------
Leif Corp.                                 70,000             35,000               7,000              0.53%
----------------------------------------------------------------------------------------------------------------
Robert McAllister                         100,000            200,000              10,000              0.75%
----------------------------------------------------------------------------------------------------------------
Monaco Investment Corp.                    40,000                N/A               4,000              0.30%
(Darcy Higgs)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Menace Capital Corp.                       20,000                N/A               2,000              0.15%
(Dennis Higgs)
----------------------------------------------------------------------------------------------------------------
Nebular Vision R&D Inc.                    20,000                N/A               2,000              0.15%
John Crispo, Ruey Seng Li
Toomas Karmo, David
McCarthy, Donald Wong,
Dave Ng
----------------------------------------------------------------------------------------------------------------
Rajkumar Singh                             20,000                N/A               2,000              0.15%
----------------------------------------------------------------------------------------------------------------
Ross Smyth                                 60,000                N/A               6,000              0.45%
----------------------------------------------------------------------------------------------------------------
Syntropy Inc.                              25,000                N/A               2,500              0.19%
----------------------------------------------------------------------------------------------------------------
Bob Stranks                                 5,000                N/A                 500              0.04%
----------------------------------------------------------------------------------------------------------------
Jay Taylor                                125,000            125,000              12,500              0.94%
----------------------------------------------------------------------------------------------------------------
Don Wilcox                                147,000            147,000              14,700              1.11%
----------------------------------------------------------------------------------------------------------------
Christine Lundahl                           5,000                N/A                 500              0.04%
----------------------------------------------------------------------------------------------------------------
Canstock (Al Budai)                       360,000            360,000              36,000              2.71%
----------------------------------------------------------------------------------------------------------------
TOTAL                                   6,046,000          2,243,500             194,600
----------------------------------------------------------------------------------------------------------------

After this prospectus becomes effective, it is our intention to apply for a quotation on the NASD OTC Bulletin Board. In the event we are able to have our company quoted on the NASD OTC Bulletin Board, some of our existing shareholders may choose to sell a portion of their share position. A total of 194,600 common shares held by our current shareholders are being registered under this prospectus for possible resale. Sales of registered shares will be made by our shareholders only in the event our shares become quoted on the NASD OTC Bulletin Board. No private off market sales will be done by our shareholders. Any sales completed by our shareholders if we are quoted on the NASD OTC Bulletin Board will be done through registered broker dealers and the cash proceeds from all sales will be for the account of the individual shareholder.


                            DESCRIPTION OF SECURITIES


The Company is authorized to issue 75,000,000 shares consisting of 50,000,000 shares of common stock having a par value of $0.001 per share and 25,000,000 shares of preferred stock having a par value of $0.001 per share and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:


     Preferred Shares
     ----------------


     The Company may divide and issue the preferred shares into series. Preferred shares of each series, when issued, shall be designated to distinguish them from the shares of all other series of the class of preferred shares. The Board of Directors is vested with authority to fix and determine the relative rights and preferences of the shares of any such series so established to the fullest extent permitted by the Articles of Incorporation and Nevada Revised Statutes in respect to the following:


     (a) the number of shares to constitute each series, and their distinctive designations;

     (b) the rate and preference of dividend, if any, the time of payment of dividend, whether dividends are cumulative and the date from which any dividend shall accrue;

     (c) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

     (d) the amount payable on shares in the event of involuntarily liquidation;

     (e)  the amount payable on shares in the event of voluntary liquidation;

     (f) sinking fund or other provisions, if any, for the redemption or purchase of shares;

     (g) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

     (h)  voting powers, if any; and

     (i) any other relative rights and preferences of shares of each series, including, without limitation, any restriction on an increase in the number of shares of any series authorized and any limitation or restriction of rights or powers to which shares of any further series are subject.

     Common Shares
     -------------


     (a) The rights of holders of the common shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation are subject to the preferences, limitations and relative rights of the preferred shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the preferred shares.

     (b) The holders of the common shares shall be entitled to one vote for each share of common shares held by them of record at the time for determining the holders entitled to vote.


     Dividend Policy
     ---------------

     We have never declared or paid a cash dividend on our capital stock and we do not expect to pay cash dividends on our common stock in the future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at our discretion and subject to any restrictions that may be imposed by our lenders.

                        SHARES ELIGIBLE FOR FUTURE RESALE

     There has been no public market for our common stock and we cannot assure you that a public market for our common stock will be developed or sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon completion of this offering and assuming exercise of all warrants forming part of the units, we will have 15,533,500 shares outstanding. The 4,000,000 shares sold in this offering and the 194,600 shares offered for sale to the public by our shareholders will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of our company, as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. 3,244,000 of our issued common shares which were acquired by our initial shareholders on May 16, 1997 are freely tradeable. An additional 2,421,000 common shares which were sold by us in private placements under Regulation S will become free trading at the end of one year hold periods which expire in 2001. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected by registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.


                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on September 21, 1999. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement and as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement an its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                                  LEGAL MATTERS


The validity of the shares offered under this prospectus is being passed upon for us by Evers & Hendrickson, LLP of San Francisco, California.


                                     EXPERTS


Our financial statements as of the period ended June 30, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Davidson & Company, independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of

Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising pursuant to the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.


Table of Contents - June 30, 2000 Financial Statements.................................................F-2
Independent Auditor's Report...........................................................................F-3
Consolidated Balance Sheet as at June 30, 2000...................................................F-4 - F-5
Consolidated Statement of Operations as at June 30, 2000...............................................F-6
Consolidated Statement of Cash Flow as at June 30, 2000................................................F-7
Consolidated Statement of Changes in Shareholders' Equity as at June 30, 2000..........................F-8
Notes to Consolidated Financial Statements as of June 30, 2000..................................F-9 - F-18

                               NEWSGURUS.COM, INC.
                          (A Development Stage Company)

                        Consolidated Financial Statements


                                  JUNE 30, 2000


                               NEWSGURUS.COM, INC.

                                TABLE OF CONTENTS

Independent Auditor's Report...........................................................................F-3

Financial Statements


Consolidated Balance Sheet.......................................................................F-4 - F-5

Consolidated Statement of Operations...................................................................F-6

Consolidated Statement of Cash Flow....................................................................F-7

Consolidated Statement of Changes in Shareholders' Equity..............................................F-8

Notes to Consolidated Financial Statements.....................................................F-9 to F-18


                               NEWSGURUS.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2000

                         DAVIDSON & COMPANY [LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of NewsGurus.Com, Inc.
(A Development Stage Company)


We have audited the consolidated balance sheet of NewsGurus.Com, Inc. (A Development Stage Company) as at June 30, 2000 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended and the cumulative amounts from inception on May 16, 1997 to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the year then ended and the cumulative amounts from inception on May 16, 1997 to June 30, 2000 in accordance with generally accepted accounting principles in the United States.

The audited financial statements as at June 30, 1999 and for the year then ended were examined by other auditors who expressed an opinion without reservation on those statements in their report dated August 26, 1999.

The accompanying consolidated financial statements have been prepared assuming that NewsGurus.Com, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                          /S/ DAVIDSON & COMPANY
                                                            "DAVIDSON & COMPANY"
                                                           Chartered Accountants

Vancouver, Canada

August 17, 2000
                          A Member of SC INTERNATIONAL

Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific
                     Centre, Vancouver, BC, Canada, V7Y 1G6
                  TELEPHONE (604) 687-0947 FAX (604) 687-6172

NEWSGURUS.COM, INC.

(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT JUNE 30

========================================================================= =============== ================
                                                                                    2000            1999
------------------------------------------------------------------------- --------------- ----------------
ASSETS

CURRENT

    Cash                                                                  $       83,430  $          --
    Accounts receivable                                                            3,000             --
    Deposit                                                                       10,000             --
                                                                          --------------  -------------

    Total current assets                                                          96,430             --

CAPITAL ASSETS (Note 4)                                                            3,670             --

WEB SITE DEVELOPMENT COSTS (Note 5)                                               90,300             --
                                                                          --------------  -------------

TOTAL ASSETS                                                              $      190,400  $          --
========================================================================= =============== ================

Continued.....

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT JUNE 30

============================================================================================== =============== ================

                                                                                                         2000            1999
---------------------------------------------------------------------------------------------- --------------- ----------------
Continued.....

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT

    Accounts payable and accrued liabilities                                                   $       23,540  $           235
                                                                                               --------------  ---------------

    Total current liabilities                                                                          23,540              235
                                                                                               --------------  ---------------


LONG TERM

    Convertible loan (Note 7)                                                                         100,000              --
                                                                                               --------------  --------------

    Total long term liabilities                                                                       100,000             --
                                                                                               --------------  --------------

Total liabilities                                                                                     123,540              235
                                                                                               --------------  ---------------


STOCKHOLDERS' EQUITY
    Capital stock (Note 8)
       Authorized

              50,000,000  common shares with a par value of $0.001
              25,000,000  preferred shares with a par value of $0.001
       Issued and outstanding
               9,290,000  common shares (June 30, 1999 - 7,000,000 common shares)                       9,290           7,000

    Subscription funds received                                                                        50,000              --

    Additional paid in capital                                                                        192,885           (6,500)
    Deficit accumulated during the development stage                                                 (185,315)            (735)
                                                                                               --------------  ---------------

Total stockholders' equity                                                                             66,860             (235)
                                                                                               --------------  ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $      190,400  $            --
============================================================================================== =============== ================

HISTORY  AND  ORGANIZATION  OF  THE  COMPANY  (Note  1)
COMMITMENTS  (Note  11)
SUBSEQUENT EVENTS (Note 17) ON BEHALF OF THE BOARD:

/s/ Chris Bunka, Director                            /s/ Sudhir Khanna, Director
-------------------------                            ---------------------------

                  The accompanying notes are an integral part of these consolidated financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

=========================================================== ================ ================ =============== ================
                                                                                 Period From
                                                                                     May 16,
                                                                                        1997
                                                                             (Incorporation)      Year Ended       Year Ended
                                                                                 to June 30,        June 30,         June 30,
                                                                                        2000            2000             1999
----------------------------------------------------------- ---------------- ---------------- --------------- ----------------
REVENUE                                                                      $         3,000  $        3,000  $            --
                                                                             ---------------  --------------  ---------------

EXPENSES
    Advertising                                                                        3,615           3,615               --
    Amortization                                                                         377             377               --
    Bank charges                                                                         124             124               --
    Consulting                                                                        78,500          78,500               --
    Licences and fees                                                                  1,970           1,735              235
    Office and miscellaneous                                                           7,714           7,214               --
    Professional fees                                                                 83,167          83,167               --
    Telephone                                                                             26              26               --
    Travel and promotion                                                              12,822          12,822               --
                                                                             ---------------  --------------  ---------------

                                                                                     188,315         187,580               --
                                                                             ---------------  --------------  ---------------

LOSS FOR THE YEAR                                                            $      (185,315) $     (184,580) $          (235)
=========================================================== ================ ================ =============== ===============

BASIC AND DILUTED LOSS PER SHARE                                                              $        (0.03) $        (0.01)
=========================================================== ================ ================ =============== ===============
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                      6,506,278       7,000,000
=========================================================== ================ ================ =============== ==============

                  The accompanying notes are an integral part of these consolidated financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

============================================================ ================ ================ =============== ===============
                                                                                  Period From
                                                                                      May 16,
                                                                                         1997
                                                                              (Incorporation)      Year Ended       Year Ended
                                                                                  to June 30,        June 30,         June 30,
                                                                                         2000            2000             1999
------------------------------------------------------------ ---------------- ---------------- --------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the year                                                         $      (185,315) $     (184,580) $          (235)
    Items not affecting cash:
       Amortization                                                                       377             377               --
       Stock issued for services                                                        4,000           3,500               --

    Changes in non-cash working capital items:
       Increase in accounts receivable                                                 (3,000)         (3,000)              --
       Increase in deposit                                                            (10,000)        (10,000)              --
       Increase in accounts payable                                                    23,540          23,305              235
                                                                              ---------------  --------------  ---------------

    Net cash used in operating activities                                            (170,398)       (170,398)              --
                                                                              ---------------  --------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Convertible loan                                                                  100,000         100,000               --
    Issuance of capital stock                                                         198,175         198,175               --
    Share subscriptions received                                                       50,000          50,000               --
                                                                              ---------------  --------------  ---------------

    Net cash provided by financing activities                                         348,175         348,175               --
                                                                              ---------------  --------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                      (4,047)         (4,047)              --
    Web site development costs                                                        (90,300)        (90,300)              --
                                                                              ---------------  --------------  ---------------

    Net cash used in investing activities                                             (94,347)        (94,347)              --
                                                                              ---------------  --------------  ---------------

CHANGE IN CASH POSITION DURING THE YEAR                                                83,430          83,430               --

CASH POSITION, BEGINNING OF THE YEAR                                                       -               -                --
                                                                              ---------------  --------------  ---------------

CASH POSITION, END OF THE YEAR                                                $        83,430  $       83,430  $            --
============================================================ ================ ================ =============== ===============

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 13)

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

==============================================================================================================================
                                                                                        Deficit
                                                                                    Accumulated
                                                                                         During
                                              Common Stock            Additional            the          Share          Total
                                     ---------------------------         Paid in    Development  Subscriptions  Stockholders'
                                            Shares         Amount        Capital          Stage       Received         Equity
------------------------------------------------------------------------------------------------------------------------------
BALANCE, MAY 16, 1997                           --  $          --  $          --  $          --  $          --  $          --

    Common stock issued for services     7,000,000          7,000         (6,500)            -              --            500

    Loss for the period                         --             --             --           (500)            --           (500)
                                     -------------  -------------  -------------  -------------  -------------  -------------

BALANCE, JUNE 30, 1997 AND 1998          7,000,000          7,000         (6,500)          (500)            --             --

    Loss for the period                         --             --             --           (235)            --           (235)
                                     -------------  -------------  -------------  -------------  -------------  -------------

BALANCE, JUNE 30, 1999                   7,000,000          7,000         (6,500)          (735)            --           (235)

    Common stock issued to acquire
       subsidiary                        3,500,000          3,500         (3,500)            --             --             --

    Common stock issued for cash         1,147,500          1,148         60,027             --             --         61,175

    Common stock issued for cash           278,000            278         13,622             --             --         13,900

    Common stock issued for cash           100,000            100         24,900             --             --         25,000

    Common stock issued for cash            20,000             20            980             --             --          1,000

    Common stock issued for services        20,000             20            980             --             --          1,000

    Common stock issued for services        50,000             50          2,450             --             --          2,500

    Cancellation of shares              (3,756,000)        (3,756)         3,756             --             --             -

    Common stock issued for cash           152,000            152          7,448             --             --          7,600

    Common stock issued for cash           500,000            500          4,500             --             --          5,000

    Common stock issued for cash            70,000             70          3,430             --             --          3,500

    Common stock issued for cash            96,000             96         35,904             --             --         36,000

    Common stock issued for cash            25,000             25          9,975             --             --         10,000

    Common stock issued for cash            25,000             25          9,975             --             --         10,000

    Common stock issued for cash            62,500             62         24,938             --             --         25,000

    Share subscriptions received                --             --             --             --         50,000         50,000

    Loss for the year                           --             --             --       (184,580)            --       (184,580)
                                     -------------  -------------  -------------  -------------  -------------  -------------

BALANCE, JUNE 30, 2000                   9,290,000  $       9,290  $     192,885  $    (185,315) $      50,000  $      66,860
==================================== =============  =============  =============  =============  =============  =============

                  The accompanying notes are an integral part of these consolidated financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

1.   HISTORY AND ORGANIZATION OF THE COMPANY

     NewsGurus.Com, Inc. ("the Company") was incorporated on May 16, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. The Company's principal business consists of providing expert opinion and information in the areas of money, health and lifestyles and eventually into e-commerce through the Internet.

     The Company entered the development stage in accordance with SFAS No. 7 on May 16, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquisition of a privately owned corporation. During the period ended June 30, 2000, the Company acquired a 100% interest in Gurus International Corp.

2.   GOING CONCERN

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $185,315 for the period from inception to June 30, 2000. The Company anticipates expending approximately $4,000,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company is presently undertaking an offering of 4,000,000 common shares at a price of $2.00 per share in accordance with the United States Securities Act of 1933. To date, the Company has not received any of the funds from this offering which, once fully completed, will enable the Company to complete its anticipated plan of operations. The Company has also entered into additional financing agreements including a convertible debt agreement for $100,000 of which it has received all of the proceeds as at June 30, 2000. In association with this agreement, the Company has entered into a separate financing agreement whereby it may issue 1,100,000 shares for total proceeds of $440,000 and warrants to acquire an additional 1,500,000 shares for additional proceeds in the amount of $1,950,000. To date, the Company has received $50,000 from this financing. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

3.   SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Gurus International Corp. The subsidiary was incorporated on October 29, 1999 under the laws of Nevada. All significant intercompany balances and transactions have been eliminated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     BASIC LOSS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

     CAPITAL ASSETS

     Capital assets, being computer equipment, are recorded at cost. Amortization of capital assets is calculated using the declining balance method at an annual rate of 30%.

     SOFTWARE DEVELOPMENT

     The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

     INCOME TAXES

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     REPORTING ON COSTS OF START-UP ACTIVITIES

     In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The adoption of SOP 98-5 by the Company during the year had no effect on its financial statements.

     COMPREHENSIVE INCOME

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of June 30, 2000.

     STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

4.   CAPITAL ASSETS

=========================================================================================================
                                                                                 Net Book Value
                                                            Accumulated   -------------------------------
                                                Cost        Amortization       2000            1999
---------------------------------------------------------------------------------------------------------
Computer equipment                         $        4,047  $          377 $        3,670  $           --
=========================================================================================================

5.   WEB SITE DEVELOPMENT COSTS

     Web site development costs of $90,300 are comprised of software costs incurred by the Company in developing its web site. The Company's amortization policy concerning these costs is to amortize the costs over a period of five years commencing from the date of operations. As at June 30, 2000, no amortization has been taken.

6.   BUSINESS COMBINATION

     During the year, the Company entered into an acquisition agreement whereby the Company acquired all the outstanding shares of Gurus International Corp. ("Gurus"). The Company issued 3,500,000 of its common shares at an agreed value of $3,500 to acquire the shares of Gurus. At the date of acquisition, Gurus' net assets had a fair value of $Nil.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

7.       CONVERTIBLE LOAN

===========================================================================================================
                                                                                       2000            1999
-----------------------------------------------------------------------------------------------------------
Canalaska Ventures Ltd.                                                     $      100,000  $           --
===========================================================================================================

     The convertible loan bears interest at a rate of 7% per annum and is repayable by March 7, 2001 unless converted into common stock of NewGurus.com, Inc. at a price of $0.25 per share.

8.   CAPITAL STOCK

     On August 16, 1999, the Company implemented a 1,000:1 forward stock split and on December 17, 1999, a 7:1 forward stock split. The statements of changes in stockholders' equity has been restated to give retroactive recognition of the stock splits by reclassifying to common stock from additional paid in capital, the par value of shares arising from the split. In addition, all references to number of shares and per share amounts of common stock have been restated to reflect the stock split.

     On May 16, 1997, the Company issued 7,000,000 shares with a par value of $0.001 for services valued at $500.

     On December 17, 1999, the Company issued 3,500,000 shares with a par value of $0.001 to acquire all of the outstanding shares of Gurus International Corp.

     On January 12, 2000, the Company issued 1,147,500 shares at $0.05 per share for cash proceeds in the amount of $61,175.

     On February 1, 2000, the Company issued 278,000 shares at $0.05 per share for cash proceeds in the amount of $13,900.

     On February 24, 2000, the Company issued 100,000 shares at $0.25 per share for cash proceeds in the amount of $25,000.

     On February 24, 2000, the Company issued 20,000 shares at $0.05 per share for cash proceeds in the amount of $1,000.

     On February 24, 2000, the Company issued 20,000 shares at an agreed value of $1,000 as payment of fees for services received.

     On February 28, 2000, the Company issued 50,000 shares at an agreed value of $2,500 as payment of fees for services received.

     On February 28, 2000, the Company cancelled 3,756,000 shares gifted back to treasury.

     On February 28, 2000, the Company issued 152,000 shares at $0.05 per share for cash proceeds in the amount of $7,600.

     On February 28, 2000, the Company issued 500,000 shares at $0.01 per share for cash proceeds in the amount of $5,000.

     On March 21, 2000, the Company issued 70,000 shares at $0.05 per share for cash proceeds in the amount of $3,500.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

8.   CAPITAL STOCK (cont'd.....)

     On March 27, 2000, the Company issued 96,000 shares at $0.375 per share for cash proceeds in the amount of $36,000.

     On March 27, 2000, the Company issued 112,500 shares at $0.40 per share for cash proceeds in the amount of $45,000.

     INITIAL PUBLIC OFFERING

     The Company is currently in the process of filing a registration statement under the Securities Act of 1933 for its Initial Public Offering. The offering consists of two million units offered by the Company at a price of $2.00 per unit, each unit being comprised of one share and one warrant to acquire one additional common share at a price of $2.00 per share for six months following acceptance of its registration statement and at $2.50 per share for the period which is seven to twelve months following acceptance of its registration statement and an additional 11,533,500 shares offered by selling stock holders which may be sold if the Company's shares become quoted or listed on an exchange or quotation service.

9.   STOCK OPTIONS AND WARRANTS

     As at June 30, 2000, the Company had outstanding stock options, enabling the holders to acquire the following number of common shares:

===========================================================================================================
                         Number                Exercise
                      of Shares                   Price                  Expiry Date
-----------------------------------------------------------------------------------------------------------
                       600,000                 $  1.00                   February 1, 2005
===========================================================================================================

     As at June 30, 2000, the Company had outstanding share purchase warrants, enabling the holders to acquire the following number of shares:

============================================================================================================
                                              Original
                        Number                Exercise
                     of Shares                   Price                   Expiry Date
------------------------------------------------------------------------------------------------------------
                        60,000                 $  1.00                   January 25, 2003
                        35,000                    1.00                   February 28, 2003
                       125,000                    1.00                   November 29, 2004
                       200,000                    1.00                   November 29, 2004
                       200,000                    1.00                   November 30, 2004
                       148,500                    1.00                   December 13, 2004
                       118,000                    1.00                   January 3, 2005
                       147,000                    1.00                   February 15, 2005
                       360,000                    1.00                   February 25, 2005
                       250,000                    1.00                   February 25, 2005
============================================================================================================

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

10.  STOCK BASED COMPENSATION EXPENSE

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.

     Following is a summary of the status of the plan during 1999 and 2000:

==========================================================================================================
                                                                                                 Weighted
                                                                                                  Average
                                                                                    Number       Exercise
                                                                                 of Shares          Price
----------------------------------------------------------------------------------------------------------
Outstanding at June 30, 1999 and 1998                                                  --         $    --

    Granted                                                                       600,000         $  1.00
    Forfeited                                                                          --         $    --
    Exercised                                                                          --         $    --
                                                                             ------------    ------------

Outstanding at June 30, 2000                                                      600,000         $  1.00
==========================================================================================================

Weighted average fair value of options granted                                                    $    --
==========================================================================================================

     Following is a summary of the status of options outstanding at June 30, 2000:

=====================================================================================================================
                                                  Outstanding Options                      Exercisable Options
                                       -------------------------------------------    -------------------------------
                                                           Weighted
                                                            Average      Weighted                           Weighted
                                                          Remaining       Average                            Average
                                                        Contractual      Exercise                           Exercise
Exercise Price                                Number           Life         Price             Number           Price
---------------------------------------------------------------------------------------------------------------------
$ 1.00                                       600,000          4.60         $  1.00           600,000        $  1.00
=====================================================================================================================

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

10.  STOCK BASED COMPENSATION EXPENSE (cont'd.....)

     COMPENSATION

     Had compensation cost been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

=====================================================================================
                                                            June 30,       June 30,
                                                                2000           1999
-------------------------------------------------------------------------------------
NET LOSS

    As reported                                        $    (184,580) $        (235)
                                                       ============== ===============

    Pro forma                                          $    (184,580) $        (235)
                                                       ============== ===============

BASIC AND DILUTED LOSS PER SHARE

    As reported                                        $       (0.03) $       (0.01)
                                                       ============== ===============

    Pro forma                                          $       (0.03) $       (0.01)
=====================================================================================

     The fair value of each option granted is estimated using the Black Scholes Option Pricing Model. The assumptions used in calculating fair value are as follows:

======================================================= ============== ==============
                                                            June 30,        June 30,
                                                                2000            1999
------------------------------------------------------ -------------- ---------------
Risk-free interest rate                                      6.434%            --
Expected life of the options                                2 years            --
Expected volatility                                           .001%            --
Expected dividend yield                                        --              --
=====================================================================================

11.  COMMITMENTS

     a) On March 7, 2000, the Company entered into a Financing and Management Agreement with Canalaska Ventures Ltd. ("Canalaska") to obtain financing for information technology and software development.

          The terms of the agreement between the Company and Canalaska includes the following provisions:

          Canalaska has the exclusive right to earn up to a 26.6% (three milliion shares) interest in the Company by purchasing an equity position in the Company in three phases, subject to specific terms and conditions.

          Phase One, of the agreement, requires Canalaska to issue a $30,000 convertible loan (received) to the Company and a further $70,000 (received) subject to regulatory approval. The entire convertible loan must be converted to common shares of the Company at a price of $0.25 per common share within 30 days of the date of regulatory approval.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

11.  COMMITMENTS (cont'd.....)

          Phase Two, of the agreement, requires Canalaska to make an investment of $440,000 ($50,000 received) by purchasing 1,100,000 common shares at a price of $0.40 per share of the Company. After each increment of financing provided, Canalaska earns a warrant that allows Canalaska the right to purchase an equal number of additional shares in the Company at a price $1.30 per common share for a period of two years from the date each increment is executed or exercised.

          Phase Three, of the agreement, gives Canalaska the right to invest up to an additional $1,950,000 in the common shares of the Company by executing its warrants to purchase up to 1,500,000 common shares at a price of $1.30 per share, on a pro rata basis.

          Subject to completion of the Phase II financing of the Company, Canalaska has the exclusive right to own 51% and be the operator of a similarly structured company for Europe, South America, Mexico, the Caribbean and Central and South America.

12.  RELATED PARTY TRANSACTIONS

     During the year ended June 30, 2000, the Company entered into the following related party transactions:

     a) The Company paid consulting fees of $70,000 (June 30, 1999 - $Nil) to a company controlled by a former director.

     b) The Company paid professional fees of $30,000 (June 30, 1999 - $Nil) to a company controlled by a former director.

     c) The Company issued 3,500,000 common shares at an agreed value of $3,500 to acquire all of the outstanding shares of Gurus International Corp., a company controlled by common directors (Note 6).

     d) The Company paid consulting fees of $8,500 (June 30, 1999 - $Nil) to companies controlled by directors.

13.  SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

=====================================================================================
                                                           June 30,       June 30,
                                                               2000           1999
-------------------------------------------------------------------------------------
Cash paid for income taxes                             $         --   $          --
Cash paid for interest                                           --              --
=====================================================================================

     Non-cash investing and financing transactions during the year ended June 30, 2000 were as follows:

     a) The Company issued 3,500,000 shares of common stock at an agreed value of $3,500 to acquire 100% of the outstanding shares of Gurus International Corp.

     b) The Company issued a total of 70,000 shares of common stock at an agreed value of $3,500 for services rendered.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

13.  SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (cont'd.....)

     No significant non-cash investing and financing transactions occurred during the year ended June 30, 1999.

14.  INCOME TAXES

     The Company's total deferred tax asset is as follows:

===============================================================================================
                                                                     June 30,         June 30,
                                                                         2000             1999
-----------------------------------------------------------------------------------------------
Tax benefit relating to net operating loss carryforwards       $       64,388  $            80
Valuation allowance                                                   (64,388)             (80)
                                                               --------------  ---------------
                                                               $           --  $            --
===============================================================================================

     The Company has a net operating loss carryforward of approximately $185,315 which expires in 2019 and 2020. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

15.  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities and convertible loans. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

16.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

17.  SUBSEQUENT EVENTS

     The following are events which occurred subsequent to year end:

     a) The Company entered into an acquisition agreement whereby the Company acquired all the outstanding shares of Independent Outsider, Inc. ("Independent") from a company owned by a director. The Company paid $3,000 to acquire all of the outstanding shares of Independent. At the date of acquisition, Independent's net assets had a fair market value of $Nil.

     b) The Company entered into a hardware and software licensing agreement with Healthnet International Inc. ("Healthnet") so that the Company may operate web-based e-commerce health stores.

NEWSGURUS.COM, INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

17.  SUBSEQUENT EVENTS (cont'd.....)

     The terms of the agreement between the Company and Healthnet include the following provisions:

     The payment of an initial license, production and set-up fee of $35,000 of which $10,000 is payable upon execution of the agreement (paid). The outstanding balance shall be paid in six equal payments of $4,167 over a six month period, beginning one month following the execution of the agreement. The Company further agreed to pay 10% of the initial license fee per annum as a renewal fee, and royalty fees based on monthly gross revenues. In addition, the Company agreed to pay marketing fees equal to 3% of quarterly sales (net of shipping) and a sub-license fee for use of the Super-Nutrition Distribution Inc. product database.

     The agreement shall automatically renew for one year terms unless either party gives not less than three months written notice that it wishes to have the agreement expire.

                                     PART II


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article 13 of our Bylaws states certain indemnification rights. Our Bylaws provide that we possess and may exercise powers of indemnification for officers, directors, employees, agents and other persons. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of all expenses of this offering.

         Registration Fees:                    $2,214.75
         Transfer Agent Fees:                  $2,500.00
         Printing Costs:                      $10,000.00
         Accounting Fees:                     $35,000.00
         Legal Fees:                          $50,000.00

                     RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we have conducted the following sales of unregistered securities. None of the sales were conducted publicly and we did not use underwriters.

On May 16, 1997, we issued 1,000 shares to our initial subscribers for $0.50 per share under Section 4(2) of the Securities and Exchange Act.

On December 17, 1999, we issued 3,500,000 common shares to Mr. Chris Bunka and Mr. Sudhir Khanna in consideration for all of the issued and outstanding common shares of Gurus International Corp. under section 4(2) of the Securities Act of 1933.

On February 1, 2000, we issued 1,728,500 units in consideration for $86,485 through private placements to U.S. non-residents conducted under Regulation S:

On February 29, 2000, we issued 500,000 common shares at $0.01 per share, 1,663,500 common shares at $0.05 per share, 100,000 common shares at $0.25 per share and 4,000 common shares at $1.00 per share. All shares were sold to U.S. non-residents under the exemption offered by Regulation S.

On May 1, 2000, we issued 192,500 common shares at $0.40 per share, 16,000 common shares at $0.25 per share and 70,000 common shares at $0.05 per share. All shares were sold to U.S. non-residents under the exemption offered by Regulation S.


Item 27  Exhibits


3.1**        Articles of Incorporation

3.2**        Amendment to Articles of Incorporation
3.3**        Bylaws
5.1**        Opinion of Evers & Hendrickson with respect to the legality of the shares being registered

23.1         Consent of Davidson & Company

23.2**       Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1         Financial Data Schedule
99.1*        Escrow Agreement
99.2         Financing and Management Agreement between Canalaska Ventures Ltd.
             and Newsgurus.com Inc. dated March 7, 2000
99.3         Software Licensing Agreement between Healthnet International Inc.
             and Newsgurus.com, Inc. dated July 12, 2000

*            To be filed in an amendment.
**           Previously filed.


Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;


     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


    (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kelowna, Province of British Columbia on September 11, 2000.


NEWSGURUS.COM, INC.


Per:
         /s/ Chris Bunka
         Authorized Signatory

         President, C.F.O. and Director
         ------------------------------
         Title


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Chris Bunka
------------------------------
(Signature) - Chris Bunka

President, C.F.O. and Director
------------------------------
(Title)

September 11, 2000
------------------
(Date)

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.